STOCK PURCHASE AGREEMENT

                     DATED AS OF June 4, 1998

                          By and Between


                         MC EQUITIES, INC.

                        New York, New York;


                                    and


                  STANDARD MANAGEMENT CORPORATION

                       Indianapolis, Indiana


                            For The Purchase Of


            MIDWESTERN NATIONAL LIFE INSURANCE COMPANY OF OHIO

                          Mayfield Village, Ohio

                         TABLE OF CONTENTS


                                                             PAGE
ARTICLE I  DEFINITIONS..........................................1
     1.1   TERMS DEFINED 1
     1.2   OTHER DEFINITIONAL PROVISIONS 1

ARTICLE II   SALE OF SHARES AND CLOSING.........................1
     2.1   P URCHASE AND SALE 1
     2.2   PURCHASE PRICE 2
     2.3   ADJUSTMENT 2
     2.4   SMC COMMON STOCK 3
     2.5   CLOSING 3

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF SELLER..........3
     3.1   ORGANIZATION 3
     3.2   AUTHORITY 4
     3.3   CAPITAL STOCK 4
     3.4   NO SUBSIDIARIES 4
     3.5   NO CONFLICTS OR VIOLATIONS 4
     3.6   BOOKS AND RECORDS 5
     3.7   SAP STATEMENTS 5
     3.8   GAAP STATEMENTS 6
     3.9   NO OTHER FINANCIAL STATEMENTS 6
     3.10  AVAILABILITY OF ASSETS 6
     3.11  RESERVES 6
     3.12  ABSENCE OF CHANGES 7
     3.13  NO UNDISCLOSED LIABILITIES 10
     3.14  TAX MATTERS 11
     3.15  LITIGATION 12
     3.16  COMPLIANCE WITH LAWS 13
     3.17  EMPLOYEE BENEFITS 14
     3.18  EMPLOYEE RELATIONS 14
     3.19  PROPERTIES 15
     3.20  CONTRACTS 15
     3.21  INSURANCE ISSUED BY THE COMPANY 17
     3.22  THREATS OF CANCELLATION 19
     3.23  LICENSES AND PERMITS 19
     3.24  OPERATIONS INSURANCE 19
     3.25  INTERCOMPANY ACCOUNTS 19
     3.26  BANK ACCOUNTS 19
     3.27  BROKERS 20
     3.28  DISCLOSURE 20
     3.29  SENSITIVE PAYMENTS 20

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF BUYER...........20
     4.1   ORGANIZATION 20
     4.2   AUTHORITY 21
     4.3   NO CONFLICTS OR VIOLATIONS 21
     4.4   LITIGATION 22
     4.5   PURCHASE FOR INVESTMENT 22
     4.6   CAPITALIZATION 22
     4.7   BROKERS 22
     4.8   DISCLOSURE 23

ARTICLE V   COVENANTS OF SELLER................................23
     5.1   REGULATORY AND OTHER APPROVALS 23
     5.2   INVESTIGATION BY THE BUYER 23
     5.3   NO NEGOTIATIONS, ETC 24
     5.4   CONDUCT OF BUSINESS 24
     5.5   FINANCIAL STATEMENTS AND REPORTS 26
     5.6   INVESTMENTS 26
     5.7   EMPLOYEE MATTERS 27
     5.8   NO CHARTER AMENDMENTS 28
     5.9   NO ISSUANCE OF SECURITIES 28
     5.10  NO DIVIDENDS 28
     5.11  NO DISPOSAL OF PROPERTY 28
     5.12  NO BREACH OR DEFAULT 28
     5.13  NO INDEBTEDNESS 28
     5.14  NO ACQUISITIONS 29
     5.15  INTERCOMPANY ACCOUNTS 29
     5.16  RESIGNATIONS OF OFFICERS AND DIRECTORS 29
     5.17  OTHER MATTERS 29
     5.18  DISCLOSURE SCHEDULE 29
     5.19  NOTICE AND CURE 29

ARTICLE VI   COVENANTS OF BUYER................................30
     6.1   REGULATORY APPROVALS 30
     6.2   NOTICE AND CURE 30
     6.3   DISCLOSURE SCHEDULE 30

ARTICLE VII   CONDITIONS TO OBLIGATIONS OF BUYER...............31
     7.1   REPRESENTATIONS AND WARRANTIES 31
     7.2   PERFORMANCE 31
     7.3   OFFICER'S CERTIFICATES 31
     7.4   NO INJUNCTION 31
     7.5   NO PROCEEDING OR LITIGATION 31
     7.6   CONSENTS, AUTHORIZATIONS, ETC 32
     7.7   NO ADVERSE CHANGE 32
     7.8   OPINION OF COUNSEL 32
     7.9   HART-SCOTT. 32
     7.10  RESIGNATION OF OFFICERS AND DIRECTORS 32
     7.11  APPROVAL BY FLEET AND CONSECO 33
     7.12  ADJUSTED CAPITAL AND SURPLUS 33
     7.13  SELLER  STOCKHOLDER APPROVAL 33
     7.14  CONSENT OF ERNST & YOUNG. 33
     7.15  ASSIGNMENT  OF  MARKETING  AGREEMENT  BETWEEN  SELLER  AND  LEAD
           AMERICA, LLC........................................33

ARTICLE VIII   CONDITIONS TO OBLIGATIONS OF SELLER.............33
     8.1   REPRESENTATIONS AND WARRANTIES 33
     8.2   PERFORMANCE 34
     8.3   OFFICER'S CERTIFICATES 34
     8.4   NO INJUNCTION 34
     8.5   NO PROCEEDING OR LITIGATION 34
     8.6   CONSENTS, AUTHORIZATIONS, ETC. 34
     8.7   OPINION OF COUNSEL 35
     8.8   SELLER STOCKHOLDER APPROVAL 35
     8.9   ADJUSTED CAPITAL AND SURPLUS 35
     8.10  MATERIAL ADVERSE CHANGE 35
     8.11  HART-SCOTT. 35
     8.12  FLEET 35

ARTICLE IX   SURVIVAL OF PROVISIONS; REMEDIES..................35
     9.1   SURVIVAL 35
     9.2   AVAILABLE REMEDIES 36

ARTICLE X   INDEMNIFICATION....................................36
     10.1  INDEMNIFICATION BY SELLER 36
     10.2  INDEMNIFICATION BY BUYER 37
     10.3  DEFENSE BY THE INDEMNIFYING PARTY 37
     10.4  DEFENSE BY INDEMNIFIED PARTY 38
     10.5  MANNER OF INDEMNIFICATION 39
     10.6  NON-EXCLUSIVE 39
     10.7  ASSIGNMENT OF INDEMNIFICATION 39



ARTICLE XI   TERMINATION.......................................39
     11.1  TERMINATION 39
     11.2  EFFECT OF TERMINATION 40
     11.3  CERTAIN PAYMENTS 41

ARTICLE XII   MISCELLANEOUS....................................41
     12.1  NOTICES 41
     12.2  ENTIRE AGREEMENT 42
     12.3  EXPENSES 42
     12.4  PUBLIC ANNOUNCEMENTS 42
     12.5  CONFIDENTIALITY 43
     12.6  FURTHER ASSURANCES 43
     12.7  WAIVER 43
     12.8  AMENDMENT 43
     12.9  COUNTERPARTS 43
     12.10 NO THIRD PARTY BENEFICIARY 43
     12.11 JURISDICTION AND VENUE 44
     12.12 GOVERNING LAW 44
     12.13 BINDING EFFECT 44
     12.14 ASSIGNMENT 44
     12.15 HEADINGS, ETC. 44
     12.16 INVALID PROVISIONS 44
     12.17 REPURCHASE OF SMC COMMON STOCK 44

                     STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of June 4, 1998 by and between Standard Management Corporation, an Indiana corporation (the "Buyer") and MC Equities, Inc., a Delaware corporation (the "Seller").

                       W I T N E S S E T H:

     WHEREAS, Seller is the beneficial owner of 1,000 shares of the issued and outstanding of the 11,765 authorized capital common stock ("Common Stock"), $1.00 par value per share ("the Shares") of Midwestern National Life Insurance Company of Ohio, an Ohio corporation (the "Company"); and

     WHEREAS, Seller desires to sell, and Buyer desires to purchase from Seller, all of the Shares of Midwestern National Life Insurance Company of Ohio;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE I

                            DEFINITIONS

     1.1 TERMS DEFINED. The capitalized terms used in this Agreement and not defined herein shall have the meanings specified in EXHIBIT A.

     1.2 OTHER DEFINITIONAL PROVISIONS. Unless the context otherwise requires, (a) references in this Agreement to the singular number shall include the plural, and the plural number shall include the singular;
(b) words denoting gender shall include the masculine, feminine and neuter;
(c) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, (d) unless otherwise specified, all Article and Section references pertain to this Agreement; (e) the term "or" means "and/or"; and (f) the phrase "ordinary course of business and consistent with past practice" refers to the business and practice of the Seller or the Company, as the case may be.

                            ARTICLE II

                    SALE OF SHARES AND CLOSING

     2.1 PURCHASE AND SALE. The Seller agrees to sell to the Buyer and the Buyer agrees to purchase from the Seller the Shares at the Closing upon the terms and subject to the conditions set forth in this Agreement.

     2.2   PURCHASE PRICE.   (a)  Subject to adjustment pursuant to Section
2.3 hereof, the purchase price (the "Purchase Price") for the Shares payable at the Closing shall be equal to $17,261,000, of which $5,136,000 is payable by wire transfer in immediately available funds to such bank and account as the Seller may specify by written notice received by the Purchaser at least two (2) Business Days prior to the Closing Date. The balance of the Purchase Price is payable at Closing as follows: (i) Assumption of certain debt due Fleet National Bank in the sum of $6,000,000 from the Seller (the "Fleet Loan") upon restructured terms and conditions satisfactory to Purchaser in its sole discretion; and (ii) The issuance of $6,125,000 in value of shares of Standard Management Corporation's restricted common stock ("SMC Common Stock"), the number of such shares to be rounded to the nearest hundredth of a share determined by dividing $6,125,000 by the average of the closing trading prices as reported by the NASDAQ National Market (the "Average Trading Price") of SMC Common Stock for the ten (10) consecutive trading days ending on the fifth Business Day prior to the Closing Date; (b) Not later than two (2) Business Days prior to the Closing Date, the Seller shall cause the Company to prepare and deliver to the Buyer a statutory balance sheet of the Company as of the last day of the most recent calendar month prior to the Closing for which such a balance sheet is available (the "Closing Balance Sheet"), together with a list of the investment securities to be held by the Company at the Closing and the respective Fair Market Value and statutory carrying value of each such investment security as of the date which is three (3) Business Days prior to the Closing Date (the "Closing Asset Statement"). The foregoing documents shall be accompanied by a certificate of the Company, executed by its chief financial officer, to the effect that (i) the Closing Balance Sheet has been prepared in accordance with the books and records of the Company and SAP, and fairly presents the financial position of the Company as of the date thereof, and (ii) the Closing Asset Statement has been prepared in accordance with the books and records of the Company and this Agreement.

     2.3   ADJUSTMENT.

           (a) Not later than two (2) Business Days prior to Closing, the Seller will determine and will deliver to the Buyer a certificate of the chief financial officer of the Company setting forth on a PRO FORMA basis the Company's determination of the Adjusted Capital and Surplus of Company as of the Closing Date, together with true and complete copies of all Work Papers related thereto (collectively, the "Closing Adjusted Capital and Surplus").

           (b) The Adjusted Capital and Surplus of the Company shall be determined in accordance with the Formula set forth on EXHIBIT B hereto.

           (c) If the Closing Adjusted Capital and Surplus is less than $8,337,000, the Purchase Price and the amount of the Purchase Price to be paid by delivery of SMC Common Stock shall be reduced by the amount by which the Closing Adjusted Capital and Surplus shall be less than $8,337,000.

           (d) If the Closing Adjusted Capital and Surplus is greater than $8,437,000, the Purchase Price and the amount of the Purchase Price to be paid by delivery of SMC Common Stock shall be increased by the amount by which the Closing Adjusted Capital and Surplus shall be greater than $8,437,000.

     2.4 SMC COMMON STOCK. The SMC Common Stock transferred to the Seller pursuant to SECTION 2.2 hereof shall be non-transferrable by the Seller for a period of one (1) year from the date of Closing; provided that the Seller may distribute some or all of such SMC Common Stock to holders of the capital stock of the Seller (a "Permitted Disbributee"), if each Permitted Distributee agrees in writing to be bound by the terms of this
Section 2.4. Subject to applicable rules and regulations, Seller (and each Permitted Distributee) shall have the right to sell or transfer any portion of the SMC Common Stock at any time after the first anniversary of the Closing Date.

     2.5 CLOSING. The Closing of the transactions contemplated by this Agreement will take place at the offices of Edwards & Angell, LLP, 750 Lexington Avenue, 12{th} Floor, New York, New York 10022, or at such other place as both parties shall agree, at 10:00 a.m., local time, on the Closing Date. At the Closing, the Seller will deliver to the Buyer such documents and instruments as the Buyer may reasonably request for the purpose of effectuating the purchase and sale of the Shares and the transactions contemplated hereby, including, without limitation, a certificate or certificates representing the Shares issued in the name of the Buyer.


                            ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF SELLER

     The Seller hereby represents and warrants to the Buyer as of the date of this Agreement and as of the Closing Date as follows (it being acknowledged by the Buyer that any matter, fact, circumstance or condition disclosed with respect to any Section of the Disclosure Schedule shall be deemed applicable to and to modify and supplement each of the representations and warranties set forth below relating to such matter, fact, circumstance or condition):

     3.1 ORGANIZATION. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. The Company is a life insurance company duly organized, validly existing, and in good standing under the Laws of the State of Ohio. To the Seller's Knowledge, the Company is duly licensed, qualified, or admitted to do business and is in good standing or holds certificates of compliance in all jurisdictions in which the failure to be so licensed, qualified, or admitted and in good standing or to hold certificates of compliance, individually or in the aggregate with other such failures, has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of the Company to perform its obligations under this Agreement, or on the Business or Condition of the Company.
SECTION 3.1 of the Disclosure Schedule contains a true and complete list of the states in which the Company is licensed to write life and health insurance.

     3.2 AUTHORITY. The Board of Directors of the Seller has duly and validly approved this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller and the performance by the Seller of its obligations under this Agreement have been, or on or before the close of business of the twentieth (20th) Business Day following the date of this Agreement, will be duly and validly authorized by all necessary corporate action on the part of the Seller. Subject to receipt of the Seller's Stockholder Approval, this Agreement constitutes a legal, valid, and binding obligation of the Seller and the Company and is enforceable against the Seller and the Company in accordance with its terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any proceeding therefor may be brought.

     3.3 CAPITAL STOCK. The authorized capital stock of the Company consists of 11,765 shares of common stock, $1.00 par value per share, of which 1,000 shares are validly issued and outstanding, fully paid and nonassessable, and owned beneficially and of record by the Seller, free and clear of all Liens, except for Liens disclosed in SECTION 3.3 of the Disclosure Schedule. Except as disclosed in SECTION 3.3 of the Disclosure Schedule, there are no outstanding securities, obligations, rights, subscriptions, warrants, options, charter or founders insurance policies, phantom stock rights, or (except for this Agreement) other Contracts of any kind that give any Person the right to (a) purchase or otherwise receive or be issued any shares of capital stock of the Company (or any interest therein) or any security or Liability of any kind convertible into or exchangeable for any shares of capital stock of the Company (or any interest therein) or (b) receive any benefits or rights similar to any rights enjoyed by or accruing to a holder of the Common Stock, or any rights to participate in the equity, income, or election of directors or officers of the Company.

     3.4 NO SUBSIDIARIES. Except as disclosed in SECTION 3.4 of the Disclosure Schedule, to the Seller's Knowledge, the Company does not control (whether directly or indirectly, whether through the ownership of securities or by Contract or proxy, and whether alone or in combination with others) any corporation, partnership, business organization, or other similar Person.

     3.5 NO CONFLICTS OR VIOLATIONS. To the Seller's Knowledge, the execution and delivery of this Agreement by the Seller does not, and the performance by the Seller of its obligations under this Agreement will not:

           (a) subject to obtaining  the approvals contemplated by SECTIONS
     5.1 and 6.1 hereof, violate any term or provisions of any Law or any writ, judgment, decree, injunction, or similar order applicable to the Seller or the Company;

           (b) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles or certificate of incorporation or Bylaws of the Seller or the Company;

           (c) result in the creation or imposition of any Lien upon the Seller or the Company or any of their respective Assets and Properties that individually or in the aggregate with any other Liens has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, or on the ability of the Seller to perform its obligations under this Agreement;

           (d) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any Person any right of termination, cancellation, acceleration, or modification in or with respect to, any Contract to which the Seller or the Company is a party or by which any of their respective Assets or Properties may be bound and as to which any such conflicts, violations, breaches, defaults, or rights individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of the Seller to perform its obligations under this Agreement, or on the Business or Condition of the Company; or

           (e) require the Seller or the Company to obtain any consent, approval, or action of, or make any filing with or give any notice to, any Person except: (i) as contemplated in SECTION 5.1 hereof; (ii) as disclosed in SECTION 3.5(E) of the Disclosure Schedule; (iii) the Seller Stockholder Approval; or (iv) those which the failure to obtain, make, or give individually or in the aggregate with any other such failures has or may reasonably be expected to have no material adverse effect on the validity or enforceability of this Agreement, on the ability of the Seller to perform its obligations under this Agreement.

     3.6 BOOKS AND RECORDS. The minute books and other similar records of the Company contain a true and complete record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the stockholder, Board of Directors, and each committee thereof of the Company since the Acquisition Date. To the Seller's Knowledge, the Books and Records of the Company accurately reflect in all material respects the Business or Condition of the Company.

     3.7 SAP STATEMENTS. The Seller has previously delivered to the Company true and complete copies of the Annual Statements, and audited SAP basis financial statements of the Company for each of the years ended December 31, 1995, 1996, and 1997, and unaudited SAP basis financial statements of the Company for the three months ended March 31, 1998 (and the notes relating thereto, whether or not included therein). Except as disclosed in SECTION 3.7 of the Disclosure Schedule, to the Seller's Knowledge, each such SAP Statement complied in all material respects with all applicable Laws when so filed, and to the Seller's Knowledge, all material deficiencies with respect to any such SAP Statement have been cured or corrected. To the Seller's Knowledge, each such SAP Statement
(and the notes relating thereto, whether or not included therein), including, without limitation, each balance sheet and each of the statements of operations, capital and surplus account, and cash flow contained in the respective SAP Statement, was prepared in accordance with SAP, subject in the case of any interim financial statements to year-end and audit adjustments, is true and complete in all material respects, and fairly presents the financial condition, the Assets and Properties, and the Liabilities of the Company, in each case as of the respective dates thereof and the results of operations and changes in capital and surplus and in cash flow of the Company for and during the respective periods covered thereby.

     3.8 GAAP STATEMENTS. SECTION 3.8 of the Disclosure Schedule contains (i) the audited balance sheets of the Company as of December 31, 1995, 1996, and 1997 and the related statements of income, stockholders' equity and cash flows for the years then ended, together with the appropriate notes to such financial statements, and (ii) the unaudited balance sheet of the Company as of March 31, 1998 and the related statements of income and cash flows for the three months then ended. Except as set forth therein or in the notes thereto, to Seller's Knowledge such balance sheets and statements of income and cash flows, have been prepared in conformity with generally accepted accounting principles consistently applied except as otherwise noted in SECTION 3.8 of the Disclosure Schedule, and such balance sheets and related statements of income and cash flows present fairly the financial position and results of operations of the Company as of their respective dates and for the respective periods covered thereby, subject in the case of any interim financial statements to year-end and audit adjustments.

     3.9 NO OTHER FINANCIAL STATEMENTS. Except for the financial statements described in SECTION 3.7 and SECTION 3.8 (collectively, the "Financial Statements"), since March 31, 1998 no other similar financial statements have been prepared by or with respect to the Company (whether on a GAAP, SAP, or other basis), other than monthly internal statements and/or financial statements provided to the Ohio Department of Insurance.

     3.10 AVAILABILITY OF ASSETS. Except as set forth in SECTION 3.10 of the Disclosure Schedule, to the Seller's Knowledge, the Company owns all of the assets used in its Business (including, but not limited to, all books, records, computers and computer programs and data processing systems) and all such assets are in good condition (subject to normal wear and tear) and serviceable condition and are suitable for the uses for which intended.

     3.11 RESERVES. To Seller's Knowledge, all reserves and other similar amounts with respect to insurance and annuities as established or reflected in the SAP Statements of the Company dated as of December 31, 1997 and March 31, 1998 were determined in accordance with generally accepted actuarial principles consistently applied that are in accordance in all material respects with those called for by the provisions of the related insurance and annuity Contracts and in the related reinsurance, coinsurance, and other similar Contracts of Company, and meet the requirements of the insurance Laws of the State of Ohio, the states in which the Company is licensed, and states in which such insurance and annuity Contracts were issued or delivered. To Seller's Knowledge, all such reserves and other similar amounts will be adequate (under generally accepted actuarial principles consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured benefits, dividends, claims, and other Liabilities of the Company under all insurance and annuity Contracts under which the Company has or will have any Liability (including, without limitation, any Liability arising under or as a result of any reinsurance, coinsurance, or other similar Contract) on the respective dates of such SAP Statements. To Seller's Knowledge, the Company owns assets that qualify as legal reserve assets under applicable insurance Laws in an amount at least equal to all such required reserves and other similar amounts.

     3.12 ABSENCE OF CHANGES. Except as disclosed in SECTION 3.12 of the Disclosure Schedule or as specifically reflected in the March 31, 1998 SAP Statement, or except for changes or developments relating to the conduct of the business of the Company after the date of this Agreement in conformity with this Agreement or the requests of the Buyer, to the Seller's Knowledge, since March 31, 1998, there has not been, occurred, or arisen any change in, or any event (including without limitation any damage, destruction, or loss whether or not covered by insurance), condition, or state of facts of any character that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company. Except as disclosed in SECTION 3.12 of the Disclosure Schedule (with paragraph references corresponding to those set forth below), or except as specifically reflected in the March 31, 1998 SAP Statement, or except for changes or developments relating to the conduct of the business of the Company after the date of this Agreement in conformity with this Agreement or the requests of the Buyer since March 31, 1998, to the Seller's Knowledge, the Company has operated only in the ordinary course of business and consistent with past practice, and (without limiting the generality of the foregoing) there has not been, occurred, or arisen:

           (a) any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of the Company or any direct or indirect redemption, purchase, or other acquisition by the Company of any such stock or of any interest in or right to acquire any such stock;

           (b) any employment, deferred compensation, or other salary, wage, or compensation Contract entered into between the Company and any of its officers, directors, employees, agents, consultants, or similar representatives, except for normal and customary Contracts with agents and consultants in the ordinary course of business and consistent with past practice; or any increase in the salary, wages, or other compensation of any kind, whether current or deferred, of any officer, director, employee, agent, consultant, or other similar representative of the Company other than routine increases that were made in the ordinary course of business and consistent with past practice and that did not result in an increase of more than five percent (5%) of the respective salary, wages, or compensation of any such Person; or any creation of any Benefit Plan or any contribution to or amendment or modification of any Benefit Plan;

           (c) any issuance, sale, or disposition by the Company of any debenture, note, stock, or other security issued by the Company, or any modification or amendment of any right of the holder of any outstanding debenture, note, stock, or other security issued by the Company;

           (d) any Lien created on or in any of the Assets and Properties of the Company, or assumed by the Company with respect to any of such Assets and Properties, which Lien relates to Liabilities individually or in the aggregate exceeding $50,000 for the Company or which Lien individually or in the aggregate with any other Liens has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company;

           (e) any prepayment of any Liabilities individually or in the aggregate exceeding $50,000;

           (f) any Liability involving the borrowing of money by the Company in a single instance or when aggregated with all such borrowings exceeding $50,000;

           (g) any Liability incurred by the Company in any transaction (other than pursuant to any insurance, annuity, reinsurance or other Contract entered into in the ordinary course of business and consistent with past practice) not involving the borrowing of money, except such Liabilities incurred by the Company, the result of which individually or in the aggregate cannot reasonably be expected to have a material adverse effect on the Business or Condition of the Company;

           (h) any damage, destruction, or loss (whether or not covered by insurance) affecting any of the Assets and Properties of the Company, which damage, destruction, or loss individually exceeds $50,000 or the result of which individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company;

           (i) any work stoppage, strike, slowdown, or (to the best knowledge of the Seller or the Company) union organizational campaign (in process or threatened) at or affecting the Company;

           (j) any material change in any underwriting, actuarial, investment, financial reporting, or accounting practice or policy followed by the Company, or in any assumption underlying such a practice or policy, or in any method of calculating any bad debt, contingency, or other reserve for financial reporting purposes or for any other accounting purposes;

           (k) any payment, discharge, or satisfaction by the Company of any Lien or Liability other than as permitted by (e) above or Liens or Liabilities that were paid, discharged, or satisfied since December 31, 1997 in the ordinary course of business and consistent with past practice, or were paid, discharged, or satisfied as required under this Agreement;

           (l) any cancellation of any Liability in excess of $50,000 individually or in the aggregate owed to the Company by any other Person;

           (m) any write-off or write-down of, or any determination to write off or down any of, the Assets and Properties of the Company or any portion thereof, except for write-offs or write-downs that do not exceed $50,000 individually or in the aggregate for the Company;

           (n) any sale, transfer, or conveyance of any investments, or any other Assets and Properties, of the Company with an individual book value or with an aggregate book value in excess of $50,000, except as contemplated in SECTION 5.6 and except in the ordinary course of business and consistent with past practice;

           (o) any amendment, termination, waiver, disposal, or lapse of, or other failure to preserve, any license, permit, or other form of authorization of the Company, the result of which individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company;

           (p) any transaction or arrangement under which the Company paid, lent, or advanced any amount to or in respect of, or sold, transferred, or leased any of its Assets and Properties or any service to, (i) any officer or director of the Seller or the Company (except for payments of salaries and wages in the ordinary course of business and consistent with past practice, and except for payments made pursuant to any Contract disclosed in SECTION 3.12(B) of the Disclosure Schedule), or of any Affiliate of the Seller or the Company, or of any such officer of director; (ii) any business or other Person in which the Seller or the Company, any such officer or director, or any such Affiliate has any material interest, except for advances made to, or reimbursements of, officers or directors of the Seller or the Company for travel and other business expenses in reasonable amounts in the ordinary course of business and consistent with past practice and as disclosed in SECTION 3.12(P) or 3.20 of the Disclosure Schedule; or (iii) any Affiliate of the Company pursuant to any Contract of the type described in SECTION 3.12(G), except as disclosed in SECTION 3.12(P) or 3.20 in the Disclosure Schedule;

           (q) any material amendment of, or any failure to perform all of its obligations under, or any default under, or any waiver of any right under, or any termination (other than on the stated expiration date) of, any Contract (except good faith disputes over claims) that involves or reasonably would involve the annual expenditure or receipt by the Company of more than $25,000 or that individually or in the aggregate is material to the Business or Condition of the Company;

           (r) any material decrease in the amount of, or any material change in the nature of, the insurance or annuities in force of the Company or any material change in the amount or nature of the reserves, liabilities or other similar amounts of the Company with respect to insurance and annuity Contracts (including, without limitation, reserves and other similar amounts of a type required to be reflected respectively on lines 1 through 10 on page 3 of an Annual Statement of the Company);

           (s)   any   amendment   to   the  articles  or  certificate   of
     incorporation or Bylaws of the Company;

           (t) any termination, amendment, or execution by the Company of any reinsurance, coinsurance, or other similar Contract, as ceding or assuming insurer;

           (u) any expenditure or commitment for additions to property, plant, equipment or other tangible or intangible capital assets of the Company, except for any expenditure or commitment that does not exceed $25,000 individually, or in the aggregate $50,000, or the result of which individually or in the aggregate does not have and may not reasonably be expected to have a material adverse effect on the Business or Condition of the Company;

           (v) any amendment or introduction by the Company of any insurance or annuity Contract other than in the ordinary course of business and consistent with past practice;

           (w) any Contract to take any of the actions described in this Section other than actions expressly permitted under this Section; or

           (x) any condition or state of facts of any character (including without limitation any event, condition or state of facts arising since December 31, 1997), individually or in the aggregate having or which may reasonably be expected to have a material adverse effect of the Business or Condition of the Company.

     3.13 NO UNDISCLOSED LIABILITIES. Except to the extent specifically reflected in the balance sheet included in the December 31, 1997 SAP Statement (or in the notes relating thereto), or except as disclosed in
SECTION 3.13 of the Disclosure Schedule, to the Seller's Knowledge, there were no Liabilities (other than policyholder benefits payable in the ordinary course of business and consistent with past practice) against, relating to, or affecting the Company as of December 31, 1997 that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company. Except to the extent specifically reflected in the balance sheet included in the March 31, 1998 SAP Statement (or in the notes relating thereto), or except as disclosed in SECTION 3.13 of the Disclosure Schedule, to the Seller's Knowledge, since March 31, 1998, the Company has not incurred any Liabilities (other than policyholder benefits payable in the ordinary course of business and consistent with past practice) that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company.

     3.14  TAX MATTERS.

           (a) To the Seller's Knowledge, the Company and its subsidiaries have filed all Tax Returns and other federal and state, local and foreign information returns and payee statements (including, but not limited to, Internal Revenue Service forms 1096, 1098, 1099-MISC, 1099-R, and 5498) that they are required to file. To the Seller's Knowledge, all such Tax Returns, information returns, and payee statements were correct and complete in all material respects. To the Seller's Knowledge, all Taxes owed by the Company and any of its subsidiaries (whether or not shown on any Tax Return) have been paid when due or adequately reserved for. Except for the taxable year 1997, to the Seller's Knowledge, the Company and any of its subsidiaries is/are not currently the beneficiary of any extension of time within which to file any Tax Return, information returns, or payee statements. To the Seller's Knowledge, no claim has ever been made by an authority in a jurisdiction where the Company and any of its subsidiaries files/file Tax Returns, information returns, or payee statements that it/they is/are or may be subject to taxation by that jurisdiction, which would have an adverse material affect on the Business or Condition of the Company. To the Seller's Knowledge, there are no security interests attached to any of the assets of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax when due.

           (b) To the Seller's Knowledge, the Company and any of its subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, policyholder, or other third party.

           (c) To Seller's Knowledge, no authority has notified the Company of an intention to assess any additional Taxes against the Company nor any of its subsidiaries for any period for which Tax Returns have been or should have been filed. To Seller's Knowledge, there is no dispute or claim concerning any Tax Liability of the Company or any of its subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which Seller and the Company and its subsidiaries have knowledge based upon personal contact with any agent of such authority. To Seller's Knowledge, SECTION 3.14(C) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company and its subsidiaries for the taxable years ending 1995, 1996 and 1997. To Seller's Knowledge,
     SECTION 3.14(C) of the Disclosure Schedule further lists all Tax Returns for taxable years since 1990 that have been audited and lists all Tax Returns for any taxable year that are currently the subject of audit. To Seller's Knowledge, the Seller has delivered to the Purchaser correct and complete copies of all federal income Tax Returns listed on SECTION 3.14(C) of the Disclosure Schedule, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its subsidiaries for any taxable year covered by any such Tax Return.

           (d) Except as disclosed on SECTION 3.14(D) of the Disclosure Schedule, to Seller's Knowledge, the Company and its subsidiaries have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

           (e) Except as disclosed in SECTION 3.14(E) of the Disclosure Schedule, the Company and its subsidiaries are not a party to any Tax allocation or sharing agreement. Since the Acquisition Date, the Company and its subsidiaries have not been (or has any Liability for unpaid Taxes because it once was) a member of an affiliated group during any part of any consolidated return year.

           (f) To Seller's Knowledge, SECTION 3.14(F) of the Disclosure Schedule sets forth the tax basis of the Company in its assets.

           (g) To Seller's Knowledge, the unpaid Taxes of the Company and its subsidiaries do not exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company's SAP or GAAP Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its subsidiaries in filing its/their Tax Returns.

           (h) To Seller's Knowledge, SECTION 3.14(H) of the Disclosure Schedule sets forth all federal Tax Returns for any taxable year for which the applicable statute of limitations has not expired.

     3.15  LITIGATION.   Except  as  disclosed  in  SECTION  3.15   of  the
Disclosure Schedule (with paragraph references corresponding to those set forth below), to Seller's Knowledge:

           (a) There are no actions, suits, investigations, or proceedings pending (assuming the legal department of the Company has received actual notice thereof), or (to the best knowledge of the Seller) threatened, against the Seller or the Company or any of their Assets and Properties, at law or in equity, in, before, or by any Person that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of the Seller or the Company to perform its respective obligations under this Agreement, or on the Business or Condition of the Seller or the Company.

           (b) There are no actions, suits, investigations, or proceedings pending, or (to the best knowledge of the Seller) threatened, against the Company or any of their respective Assets and Properties, at law or in equity, in, before, or by any Person that individually involve a claim or claims for any injunction or similar relief or for Damages exceeding $50,000 or an unspecified amount of Damages.

           (c) There are no writs, judgments, decrees, or similar orders of any Person outstanding against the Seller or the Company that individually exceed $25,000 or that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the Business or Condition of the Seller or the Company, and there are no injunctions or similar orders of any Person outstanding against the Seller or the Company.

     3.16 COMPLIANCE WITH LAWS. Except as disclosed in SECTION 3.16 of the Disclosure Schedule, to Seller's Knowledge, the Company is not in violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any Law or any writ, judgment, decree, injunction, or similar order applicable to the Company or any of its Assets and Properties, the result of which violation individually or violations in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company. Without limiting the generality of the foregoing, to Seller's Knowledge:

           (a) Since January 1, 1998, the Company has duly and validly filed or caused to be so filed all reports, statements, documents, registrations, filings, or submissions that were required by Law to be filed with any Person and as to which the failure to so file, individually or in the aggregate with other such failures, has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company; all such filings complied with applicable Laws in all material respects when filed and, no material deficiencies have been asserted by any Person with respect to any such filings.

           (b) The Seller has previously delivered to the Buyer the reports reflecting the results of the most recent triennial financial examination of the Company dated March 1, 1997 for the period through December 31, 1995, issued by the Insurance Department of the State of Ohio. Except as disclosed in SECTION 3.16(B) of the Disclosure Schedule, all material deficiencies or violations in such report have been resolved to the satisfaction of the Insurance Department of the State of Ohio.

           (c) Except as disclosed in SECTION 3.16(C) of the Disclosure Schedule, all outstanding insurance and annuity Contracts issued, reinsured or underwritten by the Company are, to the extent required under applicable Laws, on forms approved by the insurance regulatory authority of the jurisdiction where issued or have been filed with and not objected to by such authority within the period provided for objection.

           (d) SECTION 3.16(D) of the Disclosure Schedule contains a true and complete list of each master or prototype (as well as any individually designed) pension, profit sharing, defined benefit, Code
     Section 401(k), and other retirement or employee benefit plan or Contract (including, but not limited to, simplified employee pension plans, Code Section 403(a), (b) and (c) annuities, Keogh plans, and individual retirement accounts and annuities) offered or sold by the Company to, or maintained or sponsored for the benefit of any employees of, any other Person, and each determination letter relating to the creation or amendment of any such plan or Contract. Except as disclosed in SECTION 3.16(D) of the Disclosure Schedule, each such plan or Contract in all material respects conforms with, and has been offered, sold, maintained, and sponsored in accordance with, all applicable Laws. Except as disclosed in SECTION 3.16(D) of the Disclosure Schedule, the Company is not a fiduciary with respect to any plan or Contract referenced in this SECTION 3.16(D).

             (1) The Company does not provide administrative or other contractual services for any plan or Contract referenced in this
           SECTION 3.16(D), including, but not limited to, any third party administrative services for an Employee Welfare Benefit Plan.

             (2) To the extent that the Company maintains any collective or commingled funds or accounts which restrict the Persons who may invest therein to tax-exempt entities or qualified plans, each such fund or account (of which a true and complete list and description is disclosed in SECTION 3.16(D)(2) of the Disclosure Schedule) has been established, maintained and operated in accordance with all applicable Laws, has maintained its tax-exempt status and has no non-qualified plans or trusts or other taxable entities investing in it.

             (3) In addition to the representations and warranties contained in SECTION 3.15, there are no claims pending, or (to the best knowledge of the Seller or the Company) threatened, against the Company or any of its Assets and Properties, under any fiduciary liability insurance policy issued by or to the Company that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company.

     3.17 EMPLOYEE BENEFITS. Except as set forth in SECTION 3.17 of the Disclosure Schedule, to Seller's Knowledge, neither the Company nor any of its subsidiaries have ever had any Employee Benefit Plans or any
Liabilities or obligation of any kind whatsoever with respect to any current or former Employee Benefit Plans.

     3.18 EMPLOYEE RELATIONS. Except as set forth in SECTION 3.18 of the Disclosure Schedule, to Seller's Knowledge, the Company has complied in respect of the Business with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and to the operation of the Business of the Company and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, the result of which noncompliance or payment of any such amount, individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company. To Seller's
Knowledge, the Company is not a party to, and is not affected by or threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining. To Seller's Knowledge, the Company is not materially affected by any dispute or controversy with a union.

     3.19  PROPERTIES.    Except  as  disclosed  in  SECTION  3.19  of  the
Disclosure Schedule (with paragraph references corresponding to those set forth below), to Seller's Knowledge:

           (a) The Company has good and valid title to all debentures, notes, stocks, securities, and other assets that are of a type required to be disclosed in Schedules B through DB of its Annual Statement and that are owned by it, free and clear of all Liens.

           (b) The Company has a valid leasehold interest in, all material real property used in the conduct of its business, operations, or affairs or of a type required to be disclosed in Schedule A of the Company's Annual Statement, free and clear of all Liens.

           (c) The Company owns good and indefeasible title to, or has a valid leasehold interest in or has a valid right under Contract to use, all material tangible personal property that is used in the conduct of its business, operations, or affairs, free and clear of all Liens. All such tangible personal property is in good operating condition and repair and is suitable for its current uses.

           (d) The Company has, and at all times after the Closing will have, the right to use, free and clear of any royalty or other payment obligations, claims of infringement or alleged infringement, or other Liens, all material marks, names, trademarks, service marks, patents, patent rights, assumed names, logos, trade secrets, copyrights, trade names, and service marks that are used in the conduct of its business, operations, or affairs (of which a true and complete list and description is disclosed in SECTION 3.19(D) of the Disclosure Schedule), and all material computer software, programs, and similar systems owned by or licensed to the Seller or the Company or any Affiliate of the Company or used in the conduct of its business, operations, or affairs (of which a true and complete list and description is disclosed in SECTION 3.19(D) of the Disclosure Schedule). Neither the Seller nor the Company is in conflict with or in violation or infringement of, nor has the Seller or the Company received any notice of any conflict with or violation or infringement of or any claimed conflict with, any asserted rights of any other Person with respect to any intellectual property or any computer software, programs, or similar systems material to the Company's Business, including, without limitation, any of such items disclosed in SECTION 3.19(D) of the Disclosure Schedule.

     3.20 CONTRACTS. To Seller's Knowledge, SECTION 3.20 of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other documents or arrangements (true and complete copies, or, if none, written descriptions, of which have been made available to the Buyer, together with all amendments thereto), to which the Company is a party or by which any of its Assets and Properties is or may be bound:

           (a) all employment, agency, consultation, or representation Contracts or other Contracts of any type (including, without limitation, loans or advances) with any present officer, director, employee, agent, consultant, or other similar representative of the Company (or former officer, director, employee, agent, consultant or similar representative of the Company, if there exists any present or future liability with respect to such Contract, whether now existing or contingent) (other than Contracts with consultants and similar representatives who do not receive compensation of $100,000 or more per year and other than employment or agency Contracts, not containing terms which are unduly burdensome to the Company, with agents who do not receive compensation of $100,000 or more per year), and the name, position, and rate of compensation of each such Person and the expiration date of each such Contract, as well as all sick leave, vacation, holiday, and other similar practices, procedures, and policies of the Company established or administered other than as Benefit Plans;

           (b) all Contracts with any Person containing any provision or covenant limiting the ability of the Company to engage in any line of business or to compete with or to obtain products of services from any Person or limiting the ability of any Person to compete with or to provide products or services to the Company;

           (c) all partnership, joint venture, profit-sharing, or similar Contracts with any Person (other than Benefit Plans);

           (d) all Contracts relating to the borrowing of money by the Company or to the direct or indirect guarantee by the Company of any obligation for borrowed money or indebtedness of any other Person in excess of $50,000, including without limitation any Contract relating to the maintenance of compensating balances that are not terminable by the Company without penalty upon not more than sixty (60) calendar days' notice, any line of credit or similar facility, the payment for property, products, or services of any other Person even if such property, products, or services are not conveyed, delivered, or rendered, or the obligation to take-or-pay, keep-well, make-whole, or maintain surplus or earnings levels or perform other financial ratios or requirements; SECTION 3.20(D) of the Disclosure Schedule contains a true and complete list of any requirements for consents or approvals of creditors needed to consummate the transactions contemplated hereby;

           (e) all leases or subleases of material real property used in the Company's business, operations, or affairs, and all other material leases, subleases, or rental or use Contracts for which the Company is liable;

           (f) all Contracts relating to the future disposition or acquisition of any investment in or security of any Person or of any interest in any business enterprise (other than the disposition or acquisition of investments in the ordinary course of business and consistent with past practice);

           (g) all Contracts or arrangements (including, without limitation, those relating to the sharing or allocation of expenses, personnel, services, or facilities) between or among the Seller and the Company and any of their respective Affiliates or any other Person who is described in SECTION 3.12(P);

           (h) all material reinsurance, coinsurance, or other similar Contracts indicating, with respect to each such Contract, the information required to be disclosed in Schedule S of the Company's Annual Statement;

           (i) all outstanding proxies, powers of attorney, or similar delegations of authority of the Company, except for powers of attorney for the service of process pursuant to applicable insurance Laws with respect to the Company or delegations of authority to agents of the Company in the ordinary course of business and consistent with past practices;

           (j) all Contracts for any product, service, equipment, facility, or similar item (other than insurance and annuity Contracts issued, reinsured, or underwritten by the Company and other than reinsurance, coinsurance, and other similar Contracts) that by their respective terms do not expire or terminate or are not terminable by the Company, without penalty or other Liability, within twelve (12) months after December 31, 1997; and

           (k) all other Contracts (other than insurance and annuity Contracts issued, reinsured, or underwritten by the Company) that involve the payment or potential payment pursuant to the terms of such Contracts, by or to the Company of more than $50,000 individually or in the aggregate or that are otherwise material to the Business or Condition of the Company.

     To the Seller's Knowledge, each Contract disclosed or required to be disclosed in the Disclosure Schedule pursuant to this Section is in full force and effect and constitutes a legal, valid, and binding obligation of the Company and of each other Person that is a party thereto in accordance with its terms; and neither the Company nor any other party to such Contract is in violation or breach of or default under any such Contract (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such Contract). Except as disclosed in
SECTION 3.20 of the Disclosure Schedule, to Seller's Knowledge, the Company is not a party to or bound by any Contract that was not entered into in the ordinary course of business and consistent with past practice or that has or may reasonably be expected to have, individually or in the aggregate with any other Contracts, a material adverse effect on the Business or Condition of the Company. To Seller's Knowledge, the Company is not a party to or bound by any collective bargaining or similar labor Contract.

     3.21 INSURANCE ISSUED BY THE COMPANY. Except as required by Law or except as disclosed in SECTION 3.21 of the Disclosure Schedule (with paragraph references corresponding to those set forth below), to Seller's
Knowledge:

           (a) All insurance or annuity Contract benefits payable to the Company by any other Person that is a party to or bound by any reinsurance, coinsurance, or other similar Contract with the Company have in all material respects been paid in accordance with the terms of the insurance, annuity, and other Contracts under which they arose, except for such benefits for which the Company reasonably believes there is a reasonable basis to contest payment.

           (b) No outstanding insurance or annuity Contract issued, reinsured, or underwritten by the Company entitles the holder thereof or any other Person to receive dividends, distributions, or to share in the income of the Company or receive any other benefits based on the revenues or earnings of the Company or any other Person.

           (c) The underwriting standards utilized and ratings applied by the Company and by any other Person that is a party to or bound by any reinsurance, coinsurance, or other similar Contract with the Company conform in all material respects to industry accepted practices and to the standards and ratings required pursuant to the terms of the respective reinsurance, coinsurance, or other similar Contracts.

           (d) All amounts to which the Company is entitled under reinsurance, coinsurance, or other similar Contracts (including without limitation amounts based on paid and unpaid losses) are fully collectible.

           (e) Except as set forth on SECTION 3.21 (E) of the Disclosure Schedule, and except for such instances as in the aggregate would not have a material adverse effect on the Company, to Seller's Knowledge, there is no instance where (i) any insurance agent who, at the time such agent wrote, sold or produced business for the Company or any of its subsidiaries, was not duly licensed as an insurance agent for the type of business written, sold or produced by such agent for the Company or any of its subsidiaries in the particular jurisdiction in which such agent wrote, sold or produced such business for the Company or any of its subsidiaries, or (ii) any such insurance agent violated any law or order applicable to the writing, sale or production of business for the Company or any of its subsidiaries with respect to any business written, sold or produced by such agent for the Company or any of its subsidiaries.

           (f) The tax treatment under the Code of all insurance, annuity or investment policies, plans, or contracts; all financial products, employee benefit plans, individual retirement accounts or annuities; or any similar or related policy, contract, plan, or product, whether individual, group, or otherwise, issued or sold by the Company is and at all times has been the same to the Buyer, policyholder or intended beneficiaries thereof as the tax treatment under the Code for which such contracts qualified or purported to qualify at the time of its issuance or purchase. For purposes of this SECTION 3.21(F), the provisions of the Code relating to the tax treatment of such contracts shall include, but not be limited to, Sections 72, 79, 89, 101, 104, 105, 106, 125, 130, 401, 402, 403, 404, 408, 412, 415, 419, 419A, 501,
     505, 817, 818, 7702, and 7702A of the Code.

           (g) No "vanishing premium" type policies have been offered or sold by the Company. There have been no increases in the cost of insurance scales since issue of any interest-sensitive life contracts.

     3.22 THREATS OF CANCELLATION. Except as disclosed in SECTION 3.22 of the Disclosure Schedule, since the Acquisition Date, to Seller's Knowledge, no policyholder, group of policyholder Affiliates, or Persons writing, selling, or producing insurance business that individually or in the aggregate accounted for five percent 5% or more of the premium or annuity income of the Company for the year ended December 31, 1997, has terminated or threatened to terminate its relationship with the Company.

     3.23 LICENSES AND PERMITS. Except as disclosed in SECTION 3.23 of the Disclosure Schedule, to Seller's Knowledge, all certificates of authority of the Company that are required for its business operations, and affairs and that the failure to so own or hold has or may reasonably be expected to have a material adverse effect on its Business or Condition, are valid and in full force and effect, and free of any restrictions imposed by any Person.

     3.24 OPERATIONS INSURANCE. To Seller's Knowledge, SECTION 3.24 of the Disclosure Schedule contains a true and complete list and description of all liability, property, workers compensation, directors and officers liability, and other similar insurance Contracts that insure the business, operations, or affairs of the Company or affect or relate to the ownership, use, or operations of any of the Assets and Properties of the Company and
 that have been issued to the Company or any of its Affiliates (including, without limitation, the names and addresses of the insurers, the expiration dates thereof, and the annual premiums and payment terms thereof) or that are held by the Company or by any Affiliate of the Seller for the benefit of the Company following the Closing. To Seller's Knowledge, all such insurance is in full force and effect and in light of the business, operations, and affairs of the Company, is in amounts and provides coverage that are reasonable and customary for Persons in similar businesses.

     3.25 INTERCOMPANY ACCOUNTS. Other than reimbursed direct expenses as reflected in the March 31, 1998 SAP Statement, or except as disclosed in
SECTION 3.25 of the Disclosure Schedule, to Seller's Knowledge, there are no intercompany accounts (receivable or payable) arising after the Acquisition Date, other than in the ordinary course of business and consistent with past practice between the Company and any of its Affiliates. Except as disclosed in SECTION 3.25 of the Disclosure Schedule, since March 31, 1998 all settlements of such intercompany accounts have been made, and all allocations of such intercompany expenses have been applied, in the ordinary course of business and consistent with past practice.

     3.26 BANK ACCOUNTS. To Seller's Knowledge, SECTION 3.26 of the Disclosure Schedule contains a true and complete list of the names and locations of all banks, trust companies, securities brokers, and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading, or other similar relationship and a true and complete list and description of each such account, box, and relationship, indicating in each case the account number.

     3.27 BROKERS. Except as disclosed in SECTION 3.27, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Seller directly with the Buyer, without the intervention of any Person on behalf of the Seller in such manner as to give rise to any valid claim by any Person against the Buyer or the Seller for a finder's fee, brokerage commission, or similar payment.

     3.28 DISCLOSURE. Neither this Agreement nor any certificate furnished by the Seller to the Buyer in connection with this Agreement or the transactions contemplated hereby contains any untrue statement of a material fact by the Seller or omits to state a material fact by the Seller necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.

     3.29 SENSITIVE PAYMENTS. Except as disclosed in SECTION 3.29 of the Disclosure Schedule, to the Seller's Knowledge, (i) the Company is not involved in any transaction or other situation with any employee, officer, director or Affiliate of the Company which may be generally characterized as a "conflict of interest", including, but not limited to, direct or indirect interests in the business of competitors, suppliers or customers of the Company, and (ii) there are no situations which involved or involves
(A) the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (B) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds, (C) the violation of any of the provisions of The Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder, (D) the receipt of any illegal discounts or rebates or any other violation of the antitrust laws or (E) any investigation by the Securities and Exchange Commission or any other federal, foreign, state or local government agency or authority.


                            ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF BUYER

     The Buyer hereby represents and warrants to the Seller as of the date of this Agreement and as of the Closing as follows:

     4.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Indiana and has full corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. The Buyer is duly licensed, qualified, or admitted to do business and is in good standing in all jurisdictions in which the failure to be so licensed, qualified, or admitted and in good standing, individually or in the aggregate with other such failure, has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of the Buyer to perform its obligations under this Agreement or on the Business or Condition of the Buyer.

     4.2 AUTHORITY. The Board of Directors of the Buyer has duly and validly approved this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Buyer and the performance by the Buyer of its obligations under this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement constitutes a legal, valid, and binding obligation of the Buyer and is enforceable against the Buyer in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any proceeding therefor may be brought.
     4.3 NO CONFLICTS OR VIOLATIONS. The execution and delivery of this Agreement by the Buyer do not, and the performance by the Buyer of its obligations under this Agreement will not:

           (a)  subject  to  obtaining   the   approvals   contemplated  by
     SECTION 6.1 hereof, violate any term or provision of any Law or any writ, judgment, decree, injunction, or similar order applicable to the Buyer;

           (b) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles of incorporation or Bylaws of the Buyer;

           (c) result in the creation or imposition of any Lien upon the Buyer or any of its Assets and Properties that individually or in the aggregate with any other Liens has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of the Buyer to perform its obligations under this Agreement;

           (d) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any person any right of termination, cancellation, acceleration, or modification in or with respect to, any Contract to which the Buyer is a party or by which any of its Assets and
     Properties may be bound and as to which any such conflicts, violations, breaches, defaults, or rights individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of the Buyer to perform its obligations under this Agreement; or

           (e) require the Buyer to obtain any consent, approval, or action of, or make any filing with or give any notice to, any Person except as contemplated in SECTION 6.1 or SECTION 7.11, as disclosed in writing to the Seller, or those which the failure to obtain, make, or give individually or in the aggregate with other such failures has or may reasonably be expected to have no material adverse effect on the validity or enforceability of this Agreement or on the ability of the Buyer to perform its obligations under this Agreement.

     4.4 LITIGATION. There are no actions, suits investigations, or proceedings pending against the Buyer, or (to the best knowledge of the Buyer) threatened against the Buyer, at law or in equity, in, before, or by any Person, that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of the Buyer to perform its obligations under this Agreement or on the Business and Condition of the Buyer.

     4.5 PURCHASE FOR INVESTMENT. The Shares will be acquired by the Buyer for its own account for the purpose of investment. The Buyer agrees that: it will not offer, sell, pledge, hypothecate, or otherwise dispose of the shares unless such offer, sale, pledge, hypothecation or other disposition is (i) registered under the Securities Act of 1933 and any other applicable securities laws, or (ii) in compliance with an opinion of counsel to the Buyer, delivered to the Seller and reasonably acceptable to it, to the effect that such offer, sale, pledge, hypothecation or other disposition does not violate the Securities Act of 1933 or such other securities laws; and the certificate(s) representing the Shares shall bear a legend evidencing the restrictions or transfer set forth in the foregoing clause.

     4.6 CAPITALIZATION. The authorized capital stock of the Buyer consists of 20,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of May 15, 1998, there were issued and outstanding:
7,986,152 shares of common stock, of which 872,432 shares are in the treasury; stock options to acquire 1,956,558 shares of common stock of which options to acquire 1,571,592 shares of common stock were exercisable; warrants to acquire 806,430 shares of common stock, all of which were exercisable; and 1,740,038 shares reserved for the conversion of subordinated convertible debt. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as disclosed in
SECTION 4.6 of the Disclosure Schedule, there are outstanding (a) no other shares of capital stock or other voting securities of the Company (b) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company and (c) no other options or other rights to acquire from the Company, and there is no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for, or options or warrants to purchase capital stock or voting securities of the Company (the items in clauses
(a), (b) and (c) being referred to, together with the common stock, collectively as the "Company Securities"). Except as disclosed in SECTION
4.6 of the Disclosure Schedule, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities.

     4.7 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Buyer directly with the Seller, without the intervention of any Person on behalf of the Buyer in such manner as to give rise to any valid claim by any Person against the Seller or the Buyer for a finder's fee, brokerage commission, or similar payment.

     4.8 DISCLOSURE. Neither this Agreement nor any certificate furnished by the Buyer to the Seller in connection with this Agreement or the transactions contemplated hereby contains any untrue statement by the Buyer of material fact or omits to state a material fact by the Buyer necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.


                             ARTICLE V

                        COVENANTS OF SELLER

     The Seller covenants and agrees with the Buyer that, at all times before the Closing, the Seller will, and will use commercially reasonable efforts to cause the Company to, comply with all of the covenants and provisions of this Article V, except to the extent the Buyer may otherwise consent in writing or to the extent otherwise required or permitted by this Agreement.

     5.1 REGULATORY AND OTHER APPROVALS. The Seller and Company will take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts to obtain, as promptly as practicable, (a) all approvals, authorizations, and clearances of governmental and regulatory authorities required of the Seller or the Company to consummate the transactions contemplated hereby, and provide such other information and communications to such governmental and regulatory authorities as the Buyer or such authorities may reasonably request; and cooperate with the Buyer in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of governmental, lender or regulatory authorities and others required of the Buyer to consummate the transactions contemplated hereby, including, without limitation, all filings required under the Hart-Scott-Rodino Antitrust Improvements Act (15 U.S.C. <section>18(a)) ("Hart-Scott"), and any required approvals of the insurance regulatory authorities in the States of Ohio and Indiana, and (b) the Seller Stockholder Approval.

     5.2 INVESTIGATION BY THE BUYER. The Seller and the Company will provide (a) the Buyer, its lenders, and their respective counsel, accountants, actuaries, and other representatives with full access, upon prior reasonable notice to the Seller and during normal business hours, to all facilities, officers, employees, agents, accountants, actuaries, Assets and Properties, and Books and Records of the Seller and the Company and will furnish the Buyer and such other Persons during such period with all such information and data (including, without limitation, copies of Contracts, Benefit Plans, and other Books and Records) concerning the business, operations, and affairs of the Company as the Buyer or any of such other Persons reasonably may request and (b) the Buyer with timely notice of and full access to all meetings (and all actions by written consent in lieu thereof) of the board of directors and stockholders of the Company involving matters which are not in the ordinary course of business and consistent with past practice, except such meetings as involve only matters related to the consummation of the transactions contemplated herein.

     5.3 NO NEGOTIATIONS, ETC. The Seller and the Company will not take, and will not permit any Affiliate of the Seller or the Company (or permit any other Person acting for or on behalf of the Seller or the Company or any Affiliate of the Seller or the Company) to take, directly or indirectly, any action (a) to seek or encourage any offer or proposal from any Person to acquire any shares of capital stock or any other securities of the Company or any interest therein or Assets and Properties thereof or any interest therein; (b) to merge, consolidate, or combine, or to permit any other Person to merge, consolidate or combine, with the Company; (c) to liquidate, dissolve, or reorganize the Company in any manner; (d) to acquire or transfer any Assets and Properties of the Company or any interests therein, except as contemplated by the terms of this Agreement, except in the ordinary course and consistent with past practice; (e) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent, or conditional) for, or otherwise to attempt to consummate, any such acquisition, transfer, merger, consolidation, combination, or reorganization; or (f) to furnish or cause to be furnished any information with respect to the Company to any Person (other than the Buyer) that the Seller or the Company or any Affiliate of the Seller or the Company (or any Person acting for or on behalf of the Seller or the Company or any other Affiliate of the Seller or the Company) knows or has reason to believe is in the process of attempting or considering any such acquisition, transfer, merger, consolidation, combination, liquidation, dissolution, or reorganization.

     5.4 CONDUCT OF BUSINESS. Prior to Closing and except as specifically permitted herein, the Company will conduct its business only in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing:

           (a) The Seller and the Company will use all commercially reasonable efforts to (i) preserve intact the Company's present business organization, reputation, and policyholder relations;
     (ii) keep available the services of the Company's present officers, directors, employees, agents, consultants, and other similar representatives; (iii) maintain all licenses, qualifications, and authorizations of the Company to do business in each jurisdiction in which it is so licensed, qualified, or authorized; (iv) maintain in full force and effect all Contracts, documents, and arrangements referred to in SECTION 3.19 hereof, (v) maintain all Assets and Properties of the Company in good working order and condition, ordinary wear and tear excepted and (vi) continue all current marketing and selling activities relating to the business, operations, or affairs of the Company.

           (b) The Seller and the Company will cause the Books and Records of the Company to be maintained in the usual manner and consistent with past practice and will not permit a material change in any underwriting, investment, actuarial, financial reporting, or accounting practice or policy of the Company or in any assumption underlying such practice or policy, or in any method of calculating any bad debt, contingency, or other reserve for financial reporting purposes or for other accounting purposes (including, without limitation, any practice, policy, assumption, or method relating to or affecting the determination of the Company's investment income, reserves or other similar amounts, or operating ratios with respect to expenses, losses, or lapses).

           (c) The Seller and the Company will: (i) subject to any extensions obtained in accordance with applicable law, properly prepare and duly and timely file all reports and all Tax Returns required to be filed with any governmental or regulatory authorities with respect to the business, operations, or affairs of the Company; and (ii) duly and fully pay all Taxes indicated by such Tax Returns or otherwise levied or assessed upon the Company or any of its Assets and Properties, and withhold or collect and pay to the proper taxing authorities or hold in separate bank accounts for such payment all Taxes that the Company is required to so withhold or collect and pay assuming actual knowledge of such Taxes, unless such Taxes are being contested in good faith and, if appropriate, reasonable reserves therefor have been established and reflected in the Books and Records of the Company in accordance with GAAP and SAP.

           (d) The Company will: (i) cause all reserves and other similar amounts with respect to insurance and annuity Contracts established or reflected in the Company's Books and Records to be (A) established and reflected on a basis consistent with those reserves and other similar amounts and reserving methods followed by the Company at December 31, 1997 and (B) good, sufficient and adequate (under generally accepted actuarial principles consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured benefits, dividends, losses, claims, expenses, and other Liabilities of the Company under all insurance and annuity Contracts pursuant to which the Company has or will have any Liability (including, without limitation, any Liability arising under or as a result of any reinsurance, coinsurance, or other similar Contract); and
     (ii) continue to own assets that qualify as legal reserve assets under all applicable insurance Laws in an amount at least equal to the required reserves of the Company and other similar amounts. Notwithstanding the provisions of this SECTION 5.4, SECTION 5.5 or EXHIBIT B, the Company may: (x) carry Affiliate Investments in an amount of up to $2,250,000 on the Company's Books and Records for purposes of SAP as an "admitted asset", which would otherwise not be deemed an "admitted asset", and (y) include in SAP Capital and Surplus an amount not exceeding $450,000 for actual AVR adjustments made between March 31, 1998 and the Closing Date with respect to an Affiliate Investment.

           (e) The Company will use all commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in SECTION 3.24 of the Disclosure Schedule. Any and all benefits under such Contracts paid or payable (whether before or after the effective date of this Agreement) with respect to the business, operations, affairs, or Assets and Properties of the Company will be paid to the Company.

           (f) The Company will continue to comply, in all material respects, with all Laws applicable to its business, operations, or affairs.

           (g) The Company will determine its Adjusted Capital and Surplus consistent with past practice for determining capital and surplus on its Financial Statements for any interim period and will not take any actions the effect of which may be to cause its Adjusted Capital and Surplus to be less than $8,337,000 immediately after the Closing.

           (h) The Company will not enter into any reinsurance contracts, whether as the ceding company or the assuming company, nor will the Company recapture any previously ceded reinsurance.

     5.5   FINANCIAL STATEMENTS AND REPORTS.

           (a) As promptly as practicable, the Seller will deliver to the Buyer true and complete copies of such other material financial statements, reports, or analyses as are prepared by the Company or any Affiliate of the Company following the date hereof in accordance with past practice and as relate to the Company's business, operations, or affairs, including, without limitation, normal internal reports (such as those reflecting monthly premiums, claims, and cash flow) and special reports (such as those of consultants).

           (b) The Company will promptly deliver to the Buyer unaudited financial statements for the quarter ending March 31, 1998 and for each quarter thereafter until the Closing Date, prepared in accordance with SAP and GAAP, consistent with methods and procedures utilized at December 31, 1997, which, subject to year-end and audit adjustments, shall present fairly the financial condition, the Assets and Properties, and the Liabilities of the Company as of the date thereof and the results of operations, changes in shareholders' equity and cash flows of the Company for and during each of the periods covered thereby. Such unaudited statements shall be delivered within thirty-five (35) days after the date of the end of any such quarter.

           (c) As promptly as practicable and  in no event more than thirty
     (30) days after the close of each month, the Company will deliver to the Buyer a true and complete copy of unaudited financial statements for the month ended April 30, 1998, and for each month thereafter until the Closing Date, prepared in accordance with SAP and GAAP, consistent with methods and procedures utilized at December 31, 1997, which shall present fairly the financial condition, the Assets and Properties and the Liabilities of the Company as of the date thereof and the results of operations, changes in the capital and surplus account and cash flows of the Company for and during each of the periods covered thereby.

     5.6 INVESTMENTS. Except as set forth in SECTION 5.6 of the Disclosure Schedule, the Company shall not sell or otherwise dispose of investments owned as of May 11, 1998 unless consented to by the Buyer. The Company will invest its future cash flow, any cash from matured and maturing investments, any cash proceeds from the sale of its Assets and Properties, and any cash funds currently held by the Company, exclusively in cash equivalent assets, short-term investments or fixed maturity securities which mature in five (5) years or less (all of which permissible investments shall consist only of United States government issued or guaranteed securities, commercial paper rated A-I or PI, or certificates of deposit issued by one or more of the banks or financial institutions listed in SECTION 5.6 of the Disclosure Schedule), except as otherwise required by Law or except as required to provide cash (in the ordinary course of business and consistent with past practice) to meet the Company's reasonably anticipated current obligations or except as consented to or required by the Buyer.

     5.7   EMPLOYEE MATTERS.

           Except as may be required by Law or as disclosed in SECTION 5.7 of the Disclosure Schedule, or except for such representations, promises, changes, alterations, or amendments that do not and will not result in any Liability to the Company, or the Buyer, the Seller and the Company will refrain from directly or indirectly:

           (a) making any representation or promise, oral or written, to any officer, director, employee, agent, consultant, or other similar representative of the Company concerning any Benefit Plan, except in the ordinary course of business;

           (b) making any change to, or amending in any way, the Contracts, salaries, wages, or other compensation of any officer, director, employee, agent, consultant, or other similar representative of the Company whose annual compensation exceeds $75,000, other than routine changes or amendments that (a) are made in the ordinary course of business and consistent with past practice; (b) do not and will not result in increases of more than five percent (5%) in the salary, wages, or other compensation of any such Person, and (c) do not and will not exceed, in the aggregate, five percent (5%) of the total salaries, wages, and other compensation of all employees of the Company;

           (c) adopting, entering into, amending, altering, or terminating, partially or completely, any Benefit Plan, except as required pursuant to applicable law;

           (d) adopting, entering into, amending, altering, or terminating, partially or completely, any employment, agency, consultation, or representation Contract that is, or had it been in existence on the effective date of this Agreement would have been, required to be disclosed in SECTION 3.20(A) of the Disclosure Schedule;

           (e) approving any unscheduled general or company-wide pay increases for officers, directors, employees, agents, consultants, or other similar representatives of the Company; or

           (f) entering into any Contract with any officer, director, employee, agent, consultant, or other similar representative of the Company that is not terminable by the Company, without penalty or other Liability, upon not more than sixty (60) calendar days' notice.

     5.8 NO CHARTER AMENDMENTS. The Company will not amend the articles or certificate of incorporation or Bylaws of the Company and will refrain from taking any action with respect to any such amendment.

     5.9 NO ISSUANCE OF SECURITIES. The Company will refrain from authorizing or issuing, any shares of capital stock or other equity securities of the Company, or from entering into any Contract or granting any option, warrant, or right calling for the authorization or issuance of any such shares or other equity securities, or creating or issuing any securities directly or indirectly convertible into or exchangeable for any such shares or other equity securities, or issuing any options, warrants, or rights to purchase any such convertible securities.

     5.10 NO DIVIDENDS. The Company will refrain from declaring, setting aside, or paying any dividend or other distribution in respect of its capital stock and from directly or indirectly redeeming, purchasing, or otherwise acquiring any of its capital stock or any interest in or right to acquire any such stock.

     5.11 NO DISPOSAL OF PROPERTY. Except as set forth in SECTION 5.11 of the Disclosure Schedule or as expressly provided in this Agreement, the Company will not (a) dispose of any of its Assets and Properties or permit any of its Assets and Properties to be subjected to any Liens, except to the extent any such disposition or any such Lien is made or incurred in the ordinary course of the business and consistent with past practice, (b) sell any material part of its insurance products, operations, or business to any third party (other than sales of insurance products in the ordinary course of business consistent with past practice), (c) enter into any contracts obligating the Company to administer the insurance operations of any Person other than any Affiliate or (d) enter into any Contracts permitting any Person other than any Affiliate of the Company to administer the Company's insurance operations.

     5.12 NO BREACH OR DEFAULT. Except as set forth in SECTION 5.12 of the Disclosure Schedule, the Company will not violate or breach, and will not take or fail to take any action that (with or without notice or lapse of time or both) would constitute a material violation, breach, or default in any way under any term or provision of any Contract to which the Company is a party or by which any of its Assets and Properties is or may be bound.

     5.13 NO INDEBTEDNESS. Except as contemplated hereby with respect to the Fleet Loan, the Company will not create, incur, assume, guarantee, or otherwise become liable for, and will not cancel, pay, agree to cancel or pay, or otherwise provide for a complete or partial discharge in advance of a scheduled payment date with respect to, any Liability, and will not waive any right to receive any direct or indirect payment or other benefit under any Liability owing to the Company.

     5.14 NO ACQUISITIONS. The Company will not (a) merge, consolidate, or otherwise combine or agree to merge, consolidate, or otherwise combine with any other Person, (b) acquire or agree to acquire blocks of business of, or all or substantially all the Assets and Properties or capital stock or other equity securities of any other Person, or (c) otherwise acquire or agree to acquire control or ownership of any other Person.

     5.15 INTERCOMPANY ACCOUNTS. At least five Business Days before the Closing, the Seller will cause the Company to deliver to the Buyer a true and complete list and description of all intercompany accounts (receivable or payable) between the Company and any Affiliate of the Company to be outstanding on the Closing Date. The Company will not enter into any Contract with any Affiliate of the Company or, except as required by any Contract disclosed in SECTION 3.20(G) of the Disclosure Schedule, engage in any transaction with any of its Affiliates.

     5.16 RESIGNATIONS OF OFFICERS AND DIRECTORS. Seller and the Company will cause such members of the Board of Directors and officers of the Company to tender, as requested by Buyer, effective at the Closing, their resignations from the Board of Directors and offices then held by such officers in the Company.

     5.17  OTHER MATTERS.  The Seller  will  refrain  and  will  cause  the
Company   to   refrain   from   amending  or  cancelling  any  reinsurance,
coinsurance, or other Contract without the written consent of the Buyer.

     5.18  DISCLOSURE SCHEDULE.   The  Seller  shall deliver the Disclosure
Schedule to the Buyer no later than ten (10) Business Days after the date hereof.

     5.19 NOTICE AND CURE. The Seller will notify the Buyer promptly in writing of, and contemporaneously will provide the Buyer with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction, or circumstance occurring after the effective date of this Agreement that causes or will cause any covenant or agreement of the Seller under this Agreement to be breached in any material respect, or that renders or will render untrue in any material respect any representation or warranty of the Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance. The Seller also will use all commercially reasonable efforts to cure, before the Closing, any material violation or breach of any representation, warranty, covenant, or agreement made by it in this Agreement, whether occurring or arising before or after the effective date of this Agreement.

                            ARTICLE VI

                        COVENANTS OF BUYER

     The Buyer covenants and agrees with the Seller that, at all times before the Closing, the Buyer will comply with all covenants and provisions of this Article VI, except to the extent the Seller may otherwise consent in writing or to the extent otherwise required or permitted by this Agreement.

     6.1 REGULATORY APPROVALS. The Buyer will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts to obtain, as promptly as practicable, all approvals, authorizations, and clearances of governmental and regulatory authorities required of the Buyer to consummate the transactions contemplated hereby, including without limitation all filings required under Hart-Scott and any required approvals of the insurance regulatory authorities in the States of Ohio and Indiana, including the filing by the Buyer of a Form A with such regulatory authorities within twenty (20) Business Days after the effective date of this Agreement;
(b) provide such other information and communications to such governmental and regulatory authorities as the Seller or such authorities may reasonably request; and (c) cooperate with the Seller in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of governmental or regulatory authorities required of the Seller to consummate the transactions contemplated hereby.

     6.2 NOTICE AND CURE. The Buyer will notify the Seller promptly in writing of, and contemporaneously will provide the Seller with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction, or circumstance occurring after the effective date of this Agreement that causes or will cause any covenant or agreement of the Buyer under this Agreement to be breached in any material respect, or that renders or will render untrue in any material respect any representation or warranty of the Buyer contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance. The Buyer also will use all commercially reasonable efforts to cure, before the Closing, any material violation or breach of any representation, warranty, covenant, or agreement made by it in this Agreement, whether occurring or arising before or after the effective date of this Agreement.

     6.3   DISCLOSURE  SCHEDULE.   The  Buyer  shall deliver the Disclosure
Schedule to the Seller no later than ten (10) Business Days after the date hereof.

                            ARTICLE VII

                CONDITIONS TO OBLIGATIONS OF BUYER

     The obligations of the Buyer hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Buyer).

     7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Seller in this Agreement and the statements of the Seller contained in the Disclosure Schedule shall be true in all material respects as of the effective date of this Agreement, the certifications given pursuant to SECTION 5.5(D) shall be true in all material respects as of the date given, and all of such representations, warranties, certifications and statements shall be true in all material respects on and as of the Closing Date as though such representations, warranties, certifications and statements were made on and as of the Closing Date, subject to changes contemplated or permitted hereby or made with the consent of the Buyer.

     7.2 PERFORMANCE. The Seller and the Company shall have performed and complied in all material respects with all agreements, covenants, obligations, and conditions required by this Agreement to be so performed or complied with by the Seller and/or the Company at or before the Closing, including those conditions specifically referred to elsewhere in this
Article VII.

     7.3 OFFICER'S CERTIFICATES. The Seller shall have delivered to the Buyer a certificate, dated the Closing Date in the form of EXHIBIT C hereto and executed by an officer of the Seller, certifying (with respect to the Seller) as to the fulfillment of the conditions set forth in this Article
VII. In addition, the Seller shall have delivered to the Buyer a certificate, dated the Closing Date and executed by the secretary or any assistant secretary of the Seller, certifying that the Seller has duly and validly taken all corporate action necessary to authorize its execution and delivery of this Agreement and its performance of its obligations under this Agreement, and that the resolutions (true and complete copies of which shall be attached to the certificate) of the Board of Directors with respect to this Agreement and the transactions contemplated hereby have been duly and validly adopted and are in full force and effect.

     7.4 NO INJUNCTION. There shall not be in effect on the Closing Date any writ, judgment, injunction, decree, or similar order of any court or similar Person restraining, enjoining, or otherwise preventing consummation of any of the material transactions contemplated by this Agreement.

     7.5 NO PROCEEDING OR LITIGATION. There shall not be instituted, pending, or (to the best knowledge of the Buyer or the Seller) threatened any action, suit, investigation, or other proceeding in, before, or by any court, governmental or regulatory authority, or other Person to restrain, enjoin, or otherwise prevent consummation of any of the material transactions contemplated by this Agreement or to recover any Damages or obtain other relief as a result of this Agreement or any of the transactions contemplated hereby or as a result of any Contract entered into in connection with or as a condition precedent to the consummation hereof, which action, suit, investigation, or other proceeding may, in the reasonable opinion of the Buyer, result in a decision, ruling, or finding that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of the Seller or the Buyer to perform its respective obligations under this Agreement, or on the Business or Condition of the Buyer, or the Company. There shall not be in effect on the Closing Date any voluntary or involuntary bankruptcy, receivership, conservatorship, or similar proceeding with respect to the Company or the Seller.

     7.6 CONSENTS, AUTHORIZATIONS, ETC. All orders, consents, permits, authorizations, approvals, and waivers of every Person disclosed pursuant to SECTION 4.3 and necessary to permit the Buyer to perform its obligations under this Agreement and to consummate the transactions contemplated hereby and to permit the Buyer to acquire the Shares pursuant to this Agreement (including, without limitation, any requisite action of the insurance regulatory authorities in the State of Ohio, in each case without the abrogation or diminishment of the Company's authority or license or the imposition of significant restrictions upon the transactions contemplated hereby) shall have been obtained and shall be in full force and effect, and the Seller and the Company shall have obtained all consents, approvals, authorizations and clearances referred to in SECTION 5.1 and the Buyer shall have received evidence satisfactory to it of the receipt of such consents, approvals, authorizations and clearances.

     7.7 NO ADVERSE CHANGE. Except as disclosed in SECTION 3.12 of the Disclosure Schedule or as specifically reflected in the December 31, 1997 Annual Statement of the Company (it being understood that no material adverse trend has been so disclosed or reflected), or except for changes or developments relating to the conduct of the Company's business after the effective date of this Agreement contemplated hereby or in conformity with the requests of the Buyer, since December 31, 1997 there shall not have been, occurred, or arisen any change in, or any event (including, without limitation, any damage, destruction, or loss whether or not covered by insurance), condition, or state of facts of any character that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company.

     7.8 OPINION OF COUNSEL. The Seller shall have delivered to the Buyer the opinion, dated the Closing Date, of Edwards & Angell, counsel to the Seller, substantially in the same form as set forth in EXHIBIT D hereto.

     7.9 HART-SCOTT. Buyer and Seller shall have made all filings required under Hart-Scott, and all waiting periods shall have been passed without any action having been taken by the Department of Justice or any other governmental department.

     7.10 RESIGNATION OF OFFICERS AND DIRECTORS. The resignations of such members of the Board of Directors and officers of the Company, as requested by Buyer, pursuant to SECTION 5.16, effective as of the Closing Date, shall have been delivered to the Buyer on or before the Closing Date.

     7.11 APPROVAL BY FLEET AND CONSECO. Fleet National Bank ("Fleet") and Conseco, Inc. shall have consented to the consummation of the transactions under this Agreement and have agreed to restructure the existing Fleet debt in the sum of $6,000,000 upon terms and conditions satisfactory to the Buyer in its sole discretion; provided that, unless on or before the close of business of the twentieth (20th) Business Day following the date of this Agreement the Buyer shall have provided written notice to the Seller of the nonsatisfaction of the condition described in this SECTION 7.11, the condition described in this SECTION 7.11 shall be deemed waived by the Buyer.

     7.12 ADJUSTED CAPITAL AND SURPLUS. The Adjusted Capital and Surplus of the Company, calculated as provided in Exhibit B hereto, shall not be less than $7,000,000 upon the Closing Date.

     7.13  SELLER   STOCKHOLDER  APPROVAL.   The Seller shall have obtained
the Seller Stockholder Approval.

     7.14 CONSENT OF ERNST & YOUNG.. The Seller shall have delivered to the Buyer written acknowledgment of Ernst & Young LLP as to the payment in full of all amounts relating to the preparation, review and audit of the Company's financial statements.

     7.15 ASSIGNMENT OF MARKETING AGREEMENT BETWEEN SELLER AND LEAD AMERICA, LLC. Seller shall assign all right, title and interest in certain marketing Agreement by and between Seller and Lead America, LLC dated March 11, 1998 (the "Lead America Marketing Agreement") to Buyer or a subsidiary of Buyer.


                           ARTICLE VIII

                CONDITIONS TO OBLIGATIONS OF SELLER

     The  obligations   of   the   Seller  hereunder  are  subject  to  the
fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Seller).

     8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Buyer in this Agreement shall be true in all material respects as of the effective date of this Agreement and shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

     8.2 PERFORMANCE. The Buyer shall have performed and complied in all material respects with all agreements, covenants, obligations, and conditions required by this Agreement to be so performed or complied with by the Buyer at or before the Closing.

     8.3 OFFICER'S CERTIFICATES. The Buyer shall have delivered to the Seller a certificate, dated the Closing Date in the form of EXHIBIT F hereto and executed by the chief executive officer or the chief financial officer of the Buyer, certifying with respect to the Buyer as to the fulfillment of the conditions set forth in this Article VIII. In addition, the Buyer shall have delivered to the Seller a certificate, dated the Closing Date and executed by the secretary or any assistant secretary of the Buyer certifying that the Buyer has duly and validly taken all corporate action necessary to authorize its execution and delivery of this Agreement and its performance of its obligations under this Agreement, including, without limitation, that Buyer has taken all action necessary to authorize the acquisition of the Shares, and that the resolutions (true and complete copies of which shall be attached to the certificate) of the Board of Directors of the Buyer with respect to this Agreement and the transactions contemplated hereby have been duly and validly adopted and are in full force and effect.

     8.4 NO INJUNCTION. There shall not be in effect on the Closing Date any writ, judgment, injunction, decree, or similar order of any court or similar Person restraining, enjoining, or otherwise preventing consummation of any of the material transactions contemplated by this Agreement.

     8.5 NO PROCEEDING OR LITIGATION. There shall not be instituted, pending, or (to the best knowledge of the Buyer or of the Seller) threatened any action, suit, investigation, or other proceeding in, before, or by any court, governmental or regulatory authority, or other Person to restrain, enjoin, or otherwise prevent consummation of any of the material transactions contemplated by this Agreement or to recover any Damages or obtain other relief as a result of this Agreement or any of the transactions contemplated hereby or as a result of any Contract entered into in connection with or as a condition precedent to the consummation hereof, which action, suit investigation, or other proceeding may, in the reasonable opinion of the Seller, result in a decision, ruling, or finding that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of the Buyer or the Seller to perform its obligations under this Agreement, or on the Business or Condition of the Buyer or Seller.

     8.6 CONSENTS, AUTHORIZATIONS, ETC. All orders, consents, permits, authorizations, approvals, and waivers of every Person disclosed pursuant to SECTION 3.5 and necessary to permit the Seller to perform its obligations under this Agreement and to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect, and the Buyer shall have obtained all consents, approvals, authorizations and clearances referred to in SECTION 6.1 and the Seller shall have received evidence satisfactory to it of the receipt of such consents, approvals, authorizations and clearances.

     8.7 OPINION OF COUNSEL. The Buyer shall have delivered to the Seller the opinion, dated the Closing Date, of Stephen M. Coons, counsel to the Buyer, substantially in the same form as set forth in EXHIBIT G hereto.

     8.8 SELLER STOCKHOLDER APPROVAL. The Seller shall have obtained the Seller Stockholder Approval; provided that, unless on or before the close of business of the twentieth (20th) Business Day following the date of this Agreement, the Seller shall have provided written notice to the Buyer of the nonsatisfaction of the condition described in this SECTION 8.8, the condition described in this SECTION 8.8 shall be deemed waived by the Seller.

     8.9 ADJUSTED CAPITAL AND SURPLUS. The Adjusted Capital and Surplus of the Company, calculated as provided in Exhibit B hereto, shall not be less than $7,000,000 upon the Closing Date.

     8.10 MATERIAL ADVERSE CHANGE. Since December 31, 1997, there shall not have been, occurred, or arisen any change in, or any event (including, without limitation, any damage, destruction, or loss whether or not covered by insurance), condition, or state of facts of any character that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Buyer.

     8.11 HART-SCOTT. Buyer and Seller shall have made all filings required under Hart-Scott, and all waiting periods shall have been passed without any action having been taken by the Department of Justice or any other governmental department.

     8.12 FLEET. The Seller and its Affiliates (other than the Company) shall have been released from any liability for the Fleet Loan upon such terms and conditions as shall be reasonably satisfactory to the Seller.


                            ARTICLE IX

                 SURVIVAL OF PROVISIONS; REMEDIES

     9.1 SURVIVAL. The representations, warranties, covenants, and agreements respectively made by the Seller and the Buyer in this Agreement, in the Disclosure Schedule, or in any certificate respectively delivered by the Seller or the Buyer pursuant to SECTION 7.3 or SECTION 8.3 will survive the Closing:

           (a) until the expiration of all applicable statutes of limitations (including all periods of extension, whether automatic or permissive) in the case of the representations and warranties of the Seller respectively set forth in SECTIONS 3.1, 3.2, and 3.3 hereof; and

           (b) until the first anniversary of the Closing in the case of all other representations, warranties, covenants, and agreements, except that covenants and agreements to be performed after the Closing in accordance with their terms will survive until the last period to which any such Tax benefit could be carried pursuant to the Code.

     9.2 AVAILABLE REMEDIES. Each party expressly agrees that, consistent with its intention and agreement to be bound by the terms of this Agreement and to consummate the transactions contemplated hereby, subject only to the performance or satisfaction of precedent conditions or of precedent requirements imposed upon another party hereto, the remedy of specific performance shall be available to a non-breaching and non-defaulting party to enforce performance of this Agreement by a breaching or defaulting party, including, without limitation, to require the consummation of the Closing on the Closing Date.


                             ARTICLE X

                          INDEMNIFICATION

     10.1 INDEMNIFICATION BY SELLER. Seller shall indemnify and hold Buyer and its Affiliates and the officers, directors, shareholders, employees, and agents of Buyer and its Affiliates harmless, from and against and in respect of each and all of the following:

           (a) any and all Liabilities of the Company or any of its subsidiaries of any nature, whether accrued, absolute, contingent or otherwise, existing on the dates of the SAP or GAAP Financial Statements dated on or after December 31, 1997, to the extent not reflected, disclosed or reserved against in full in the SAP or GAAP Financial Statements or as specifically referred to in any Schedule hereto which, based on the Seller's Knowledge as of the date of the preparation of such financial statements, should have been so reflected, disclosed or reserved against;

           (b) any and all Liability, damage, deficiency or expense to any Indemnified Party resulting from any misrepresentation, breach of any warranty, or nonfulfillment of any agreement on the part of Seller contained in this Agreement or from any misrepresentation or omission contained in any statement or certificate furnished by Seller pursuant hereto or in connection with the transactions contemplated hereby; and

           (c) any and all Liability, damage, deficiency or expense to any Indemnified Party resulting from Seller's failure to deliver to the Indemnified Party good and marketable title to all of the issued and outstanding shares of capital stock of the Company, free and clear of any restrictions on transfer (other than any restrictions under state insurance laws, the Securities Act and state securities laws), claims, Taxes, security interests, options, warrants, rights, contracts, calls, commitments, equities, and demands; and

           (d) any and all accounts, claims, suits, proceedings, audits, investigations, demands, assessments or judgment, reasonable costs and expenses including reasonable attorneys' fees and court costs, incident to any of the foregoing, regardless of the outcome thereof, including without limitation, the litigation referred to in 3.15 of the Disclosure Schedule attached hereto; and

           (e) the indemnification provided for in this SECTION 10.1 shall be further restricted by the requirement that Buyer may not seek indemnity until claims, damages, etc. have been sought or assessed against Buyer as evidenced by some correspondence or proceeding believed to be legitimate by the Indemnified Party in the aggregate amount of at least $100,000.

     10.2 INDEMNIFICATION BY BUYER. Buyer shall indemnify and hold Seller and its Affiliates and the officers, directors, shareholders, employees, and agents of Seller and its Affiliates harmless from and against and in respect of each and all of the following:

           (a) any and all Liability, damage deficiency or expense to the Indemnified Party resulting from any misrepresentation, breach of any warranty, or nonfulfillment of any agreement on the part of Buyer contained in this Agreement or from any misrepresentation or omission contained in any statement or certificate furnished by Buyer pursuant hereto or in connection with the transactions contemplated hereby; and

           (b) any and all accounts, claims, suits, proceedings, audits, investigations, demands, assessments or judgments, reasonable costs and expenses including reasonable attorneys' fees and costs, incident to any of the foregoing, regardless of the outcome thereof; and

           (c) the indemnification provided for in this SECTION 10.2 shall be further restricted by the requirement that the Seller may not seek indemnity from the Buyer until claims, damages, etc. have been sought or assessed against Seller as evidenced by some correspondence or proceeding believed to be legitimate by Seller in the aggregate amount of at least $100,000.

     10.3  DEFENSE BY THE INDEMNIFYING PARTY.

           (a) The Indemnified Party shall promptly give notice to the Indemnifying Party after the Indemnified Party has knowledge of any claim or the commencement of legal proceedings, whichever shall first occur, against an Indemnified Party in respect of which recovery may be sought by an Indemnified Party against the Indemnifying Party under the indemnity set forth in this Article and shall permit the Indemnifying Party at its sole cost and expense, to assume the defense of any such claim or any litigation resulting from such claim. Failure of the Indemnifying Party to notify the indemnified party of its election to defend any such action within twenty (20) Business Days after notice thereof shall have been given to them shall be deemed a waiver by the Indemnifying Party of its right to so defend such action. If the Indemnifying Party assumes the defense of any such claim or litigation resulting therefrom, the obligations hereunder of the Indemnifying Party as to such claim shall be limited to taking all reasonable steps necessary in the defense or settlement of such claim or litigation resulting therefrom and using reasonable care in defending or settling such claims and to holding the Indemnified Parties harmless from and against any losses, damages or liabilities caused by or arising out of any settlement approved by the Indemnified Party or any judgment in connection with such claim or litigation resulting therefrom. Except with the consent of the Indemnified Party, Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment or enter into any settlement which, in each case, does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation. The Indemnified Party shall be entitled to join in the defense of any such action, with its own counsel, at its sole cost and expense.

           (b) The obligations of the Indemnifying Parties enumerated in SECTIONS 10.1 AND 10.2 are subject to the following: (i) the Indemnified Party shall notify Indemnifying Party in writing, after the Indemnified Party obtains actual knowledge of any claim or matter asserted by the Indemnified Party to fall within SECTIONS 10.1 AND/OR 10.2, of any such claim or matter, in a manner which will not materially adversely affect the ability of the Indemnifying Party to protect its interests and to perform its obligations under SECTIONS
     10.1 AND/OR 10.2; and (ii) the Indemnified Party shall take no action or fail to take any action to admit liability, waive any applicable statute of limitation, affect coverage rights under any applicable policy of insurance, and/or otherwise to materially adversely affect the ability of the Indemnifying Party to protect its interests and to perform its obligations under SECTIONS 10.1 AND/OR 10.2; and (iii) If the Indemnifying Party assumes the defense of any claim or litigation resulting from any such claim or matter, the Indemnified Party shall cooperate in good faith with the Indemnifying Party in the defense thereof.

     10.4 DEFENSE BY INDEMNIFIED PARTY. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation in such matter as it may deem appropriate including but not limited to settling such claim or litigation, on such terms as the Indemnified Party may deem appropriate and Seller will promptly reimburse Indemnified Party for the amount of such settlement, together with the amount of all reasonable expenses and costs, legal or otherwise, incurred by Indemnified Party in connection with the defense or settlement of such claim or litigation. If no settlement of such claim or litigation is made, in the sole discretion of Indemnified Party, the Indemnifying Party shall promptly reimburse Indemnified Party for the amount of any judgment rendered with respect to such claim or in such litigation and for all reasonable expenses and costs, legal or otherwise, incurred by the Indemnified Party in defending against such claim or litigation. The reimbursement required herein by the Indemnifying Party shall be made within twenty (20) Business Days after the Indemnified Party has demanded such reimbursement in writing from the Indemnifying Party together with appropriate documentation thereof.

     10.5 MANNER OF INDEMNIFICATION. The Indemnified Party shall be entitled to set off any indemnification arising hereunder against any indebtedness owed the Indemnifying Party, if any, after giving prior written notice to the Indemnifying Party against the earliest installment payment due the Indemnifying Party, or, at the sole option of the Indemnified Party, such indemnification shall be effected by payment of cash or delivery of a certified or bank cashiers check for the amount of such indemnification without set-off.

     10.6  NON-EXCLUSIVE.   The  provisions  of this ARTICLE X shall be  in
addition to any other rights which Buyer may otherwise have in connection with this Transaction.

     10.7 ASSIGNMENT OF INDEMNIFICATION. Buyer may assign its rights to indemnification under this Article X to any direct or indirect transferee or transferees of all the Shares, and each such transferee shall have the same rights to indemnification under this ARTICLE X as Buyer. Seller may assign its rights to indemnification under this ARTICLE X to any Permitted Distributee or Permitted Distributees of SMC Common Stock, and each such Permitted Distributee shall have the same rights to indemnification under this ARTICLE X as Seller.


                            ARTICLE XI

                            TERMINATION

     11.1  TERMINATION.    This   Agreement  may  be  terminated,  and  the
transactions contemplated hereby may be abandoned, upon notice by the terminating party to the other party:

           (a) at any time before the Closing, by mutual written agreement of the Seller and the Buyer; or

           (b) by the Buyer effective on the giving of written notice from the Buyer to the Seller stating the Buyer's disapproval of any material aspect of the Business or Condition of the Company (including, without limitation, any material aspect disclosed pursuant to the information included in the Disclosure Schedule); PROVIDED, that such written notice must be received by the Seller within ten
     (10) Business Days after delivery of the Disclosure Schedule pursuant to SECTION 5.21. Delivery of the notice provided in this SECTION 11.1(B) shall not be deemed to create any express or implied obligation on the part of the Buyer to negotiate concerning or to justify its termination pursuant to this Section, such termination being in the Buyer's sole and absolute discretion; or

           (c) at any time by the Seller if any of the covenants set forth in Article VI shall have been breached or any of the conditions set forth in Article VIII hereof shall not have been satisfied, performed, or complied with, in any material respect, at or before the Closing Date and such breach, non-satisfaction, non-performance, or non-compliance has not been cured or eliminated within thirty (30) calendar days after notice thereof has been given to the Buyer, OR IF the Disclosure Schedule is not delivered to the Seller within ten (10) Business Days after the date hereof, or if the Disclosure Schedule or other information provided to the Seller discloses any change in, or event, trend, condition or state of facts of any character that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Buyer and such change, event, trend, condition or state of facts has not been cured or eliminated within ten (10) days after notice thereof has been given to Buyer, PROVIDED that at the time of such termination the Seller has neither breached any of the covenants set forth in
     Article V nor failed to satisfy, perform, or comply with any of the conditions set forth in Article VII hereof, in any material respect; or

           (d) at any time by the Buyer if any of the covenants set forth in Article V shall have been breached or any of the conditions set forth in Article VII hereof shall not have been satisfied, performed, or complied with, in any material respect, before the Closing Date and such breach, non-satisfaction, non-performance or non-compliance has not been cured or eliminated within thirty (30) calendar days after notice thereof has been given to the Seller, or if the Disclosure
     Schedule is not delivered to the Buyer within ten (10) Business Days after the date hereof, or if the Disclosure Schedule or other information provided to the Buyer discloses any change in, or event, trend, condition or state of facts of any character that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of the Company and such change, event, trend, condition or state of facts has not been cured or eliminated within ten (10) days after notice thereof has been given to the Seller, PROVIDED that at the time of such termination the Buyer has neither breached any of the covenants set forth in Article VI nor failed to satisfy, perform, or comply with any of the conditions set forth in Article VIII hereof, in any material respect; or

           (e) at any time after October 31, 1998, by the Seller or the Buyer, if the transactions contemplated by this Agreement have not been consummated on or before such date and such failure to consummate is not caused by a breach of this Agreement (or any representation, warranty, covenant, or agreement included herein) by the party electing to terminate pursuant to this clause (e).

     11.2 EFFECT OF TERMINATION. If this Agreement is validly terminated pursuant to SECTION 11.1, this Agreement will forthwith become null and void, and there will be no Liability on the part of the Seller or the Buyer (or any of their respective officers, directors, employees, agents, consultants, or other representatives), except that the provisions relating to confidentiality in SECTION 12.4 will continue to apply following any such termination; PROVIDED, HOWEVER, that notwithstanding anything in this Section to the contrary, no party electing to terminate this Agreement pursuant to SECTION 11.1 will be relieved of any Liability for Damages that the electing party may have to the other party by reason of the electing party's breach of this Agreement (or any representation, warranty, covenant, or agreement included herein).

     11.3 CERTAIN PAYMENTS. Notwithstanding any provision in this Agreement to the contrary, if the Board of Directors of the Seller fails to make a favorable recommendation or withdraws, amends or modifies its favorable recommendation to its stockholders of this Agreement, the Seller shall promptly, but in no event later than the second Business Day following such action, pay to the Buyer (without prejudice to any other rights of the Buyer against the Seller) a break-up fee of $500,000 in cash.


                            ARTICLE XII

                           MISCELLANEOUS

     12.1 NOTICES. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first class postage prepaid, to the parties at the following addresses:

     If to the Seller, to:

            MC Equities, Inc.
            1430 Broadway, 13th Floor
            New York, NY  10022
            Attention:  Richard C. Hoffman, Esq.
            Telecopy:  (212) 391-1393

            With a copy to:

            Alan J. Levin, Esq.
            Edwards & Angell
            90 State House Square
            Hartford, CT  06103
            Telecopy: (860) 527-4198


     If to the Buyer, to:

            Standard Management Corporation
            9100 Keystone Crossing
            Suite 600
            Indianapolis, Indiana  46240
            Attention:   Ronald  D.  Hunter,  Chairman  &  Chief  Executive
            Officer
            Telecopy:  (317) 574-6227

     With a copy to:

            Stephen M. Coons, Esq., General Counsel
            9100 Keystone Crossing, Suite 600
            Indianapolis, Indiana  46240
            Telecopy:  (317)574-6227

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Article XII will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third Business Day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

     12.2 ENTIRE AGREEMENT. Except for documents executed by the Seller and the Buyer pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement (including the exhibits thereto, the Disclosure Schedule, and other Contracts and documents delivered in connection herewith) contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     12.3 EXPENSES. Except as otherwise expressly provided in this Agreement (including, without limitation, as provided in Article X), each of the Seller and the Buyer will pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby. Buyer will bear the cost of all filing fees required pursuant to Hart-Scott.

     12.4 PUBLIC ANNOUNCEMENTS. At all times at or before the Closing, the Seller and the Buyer will each consult with the other before issuing or making any reports, statements, or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to agree on the text of a joint public report, statement, or release or will use good faith efforts to obtain the other party's approval of the text of any public report, statement, or release to be made solely on behalf of a party. If the Seller and the Buyer are unable to agree on or approve any such public report, statement, or release and such report, statement, or release is, in the opinion of legal counsel to a party, required by Law or may be appropriate in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement, or release. Any such report, statement, or release approved or permitted to be made pursuant to this Section may be disclosed or otherwise provided by the Seller or the Buyer to any Person, including without limitation to any employee or customer of either party hereto and to any governmental or regulatory authority.

     12.5 CONFIDENTIALITY. Each of the Seller and the Buyer will hold, and will cause its respective officers, directors, employees, agents, consultants, and other representatives to hold, in strict confidence, unless compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approval of insurance regulatory authorities) or by other requirements of Law, all confidential documents and confidential information concerning the other party furnished to it by the other party or such other party's officers, directors, employees, agents, consultants, or representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously lawfully known by the party receiving such documents or information, (b) in the public domain through no fault of such receiving party, or (c) later acquired by the receiving party from other sources not themselves bound by, and in breach of, a confidentiality agreement. Neither the Seller nor the Buyer will disclose or otherwise provide any such confidential documents or confidential information to any other Person, except to the Buyer's lenders and investors and to either party's respective auditors, actuaries, attorneys, financial advisors, and other consultants and advisors who need such documents or information in connection with this Agreement and except as required by the provisions of SECTIONS 5.1 and 6.1.

     12.6 FURTHER ASSURANCES. The Seller and the Buyer agree that, from time to time after the Closing, upon the reasonable request of the other, they will cooperate and will cause their respective Affiliates to cooperate with each other to effect the orderly transition of the business, operations, and affairs of the Company. Without limiting the generality of the foregoing, the Seller will give and will cause its Affiliates to give representatives of the Buyer reasonable access to all Books and Records of the Seller and its Affiliates reasonably requested by the Buyer in the preparation of any post-Closing financial statements, reports, or Tax Returns.

     12.7 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by the chief executive officer or the chief operating officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other breach on a future occasion. All remedies, either under this Agreement, or by Law or otherwise afforded, will be cumulative and not alternative.

     12.8 AMENDMENT. This Agreement may be modified or amended only by a writing duly executed by or on behalf of the Seller and the Buyer.

     12.9 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

     12.10 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of the Seller and the Buyer, and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

     12.11 JURISDICTION AND VENUE. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Marion County, Indiana and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the federal district courts serving Marion County, Indiana; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in such court; and (d) agrees that service of any court paper may be effected on such party by mail, at the address provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

     12.12  GOVERNING  LAW.   THIS  AGREEMENT   WILL  BE  GOVERNED  BY  AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF INDIANA (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES).

     12.13 BINDING EFFECT. This Agreement is binding upon and will inure to the benefit of the parties and their respective successors and assigns.

     12.14 ASSIGNMENT. Except as otherwise provided herein (including, without limitation, as provided in SECTION 10.6), this Agreement or any right hereunder or part hereof may not be assigned by any party hereto without the prior written consent of the other party hereto.

     12.15 HEADINGS, ETC. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement.

     12.16 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations of the Seller or the Buyer under this Agreement will not be materially and adversely affected thereby; (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a party hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

     12.17 REPURCHASE OF SMC COMMON STOCK. At any time prior to the first anniversary of the Closing Date, the Buyer shall have the right to repurchase from the Seller such number of the shares of the SMC Common Stock delivered at the Closing as part of the Purchase Price as shall have a value of $1,125,000 as of the Closing Date determined in the manner specified in Section 2.2(a)(ii), by delivery to the Seller of written notice of the exercise of such right. Within ten (10) Business Days of the delivery of such notice, such repurchase shall be consummated at the offices of the Seller or its counsel at which time the Seller shall deliver a certificate for at least the number of shares of SMC Common Stock to be repurchased by the Buyer upon receipt of a wire transfer in the amount $1,125,000.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto, effective as of the date first written above.

                                 MC EQUITIES, INC.


                                 By:  /s/ Richard C. Hoffman
                                 Name:    Richard C. Hoffman
                                 Title:   Secretary and General Counsel




                                 STANDARD MANAGEMENT CORPORATION


                                 By:   /s/ Ronald D. Hunter
                                 Name:     Ronald D. Hunter
                                 Title:    Chairman, President and CEO

                                                        EXHIBIT A


                       DEFINITIONS OF TERMS


     "Acquisition Agreement" means the Acquisition Agreement dated as of September 16, 1996 by and among the Seller, Midwestern Acquisition Corp., an Ohio corporation, and the Company, as amended.

     "Acquisition   Date"  means  the  date  of  the  consummation  of  the
transaction contemplated by the Acquisition Agreement on or about February 20, 1997.

     "Adjusted Capital and Surplus" as of any date shall mean the Company's statutory capital and surplus as of such date, adjusted pursuant to the Formula set forth on EXHIBIT B hereto and determined based on SAP consistently applied throughout the specified period and in the immediately prior comparable period.

     "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.

     "Affiliate Investment" means an investment by the Company in (a) Affiliates of the Seller or the Company or (b) any Person in which the Company has a one half of one percent ( 1/2 %) or greater equity interest.

     "Agreement" shall mean this Stock Purchase Agreement, together with the exhibits and the Disclosure Schedule attached hereto, and the Contracts and other documents to be executed and delivered respectively by Seller and Company pursuant hereto.

     "Annual Statement" shall mean any annual statement of the Company filed with or submitted to the insurance regulatory authority in the State of Ohio on forms prescribed or permitted by such authority.

     "Assets and Properties" shall mean all assets or properties of every kind, nature, character, and description (whether real, personal, or mixed whether tangible or intangible, whether absolute, accrued, contingent, fixed, or otherwise, and wherever situated) as now operated, owned, or leased by a specified Person, including without limitation cash, cash equivalents, securities, accounts and notes receivable, real estate, equipment, furniture, fixtures, insurance or annuities in force, goodwill, and going-concern value.

     "Average  Trading Price" shall have the meaning set forth  in  Section
2.2(a)

     "AVR"  shall   mean   the  asset  valuation  reserve  required  to  be
established  and  maintained  by   the  Company  at  any  particular  date,
calculated in accordance with SAP.

     "Books and Records" shall mean all accounting, financial reporting, Tax, business, marketing, corporate, and other files, documents, instruments, papers, books, and records of a specified Person, including without limitation financial statements, budgets, projections, ledgers, journals, deeds, titles, policies, manuals, minute books, stock certificates and books, stock transfer ledgers, Contracts, franchises, permits, agency lists, policyholder lists, supplier lists, reports, computer files, retrieval programs, operating data or plans, and environmental studies or plans.

     "Business Day" shall mean a day other than Saturday, Sunday, or any day on which the principal commercial banks located in the City of New York are authorized or obligated to close under the Laws of the State of New York.

     "Business or Condition" shall mean the organization, existence, authority, capitalization, business, licenses, financial condition, cash flow, management, sales force, solvency, prospects, SAP and GAAP results of operations, insurance or annuities in force, SAP capital and surplus, Mandatory Securities Valuation Reserve, AVR, Liabilities, or Assets and Properties of a specified Person.

     "Buyer" shall have the meaning ascribed to it in the preamble of this Agreement.

     "Claim Notice"  shall mean written notification of a Third Party Claim
by  an  Indemnified  Party   to   an   Indemnifying   Party   pursuant   to
SECTION 10.4(A), enclosing a copy of all papers served, if any.

     "Closing" shall mean the closing of the transactions contemplated by this Agreement as provided in SECTION 2.3.

     "Closing Adjusted Capital and Surplus" shall have the meaning ascribed to in SECTION 2.3 hereof.

     "Closing Asset Statement" and "Closing Balance Sheet" have the respective meaning set forth in Section 2.2(b).

     "Closing Date" shall mean the earlier of (a) the fifth Business Day next following the date upon which the last of the orders or approvals described in SECTIONS 5.1, 5.2, 6.1, and 6.2 has been obtained, including without limitation the approvals under all applicable insurance holding company Laws, (b) October 31, 1998, or (c) such other date as the Buyer and Seller may mutually agree upon in writing.

     "Code" shall mean the Internal Revenue Code of 1986, as amended (including without limitation any successor code), and the rules and regulations promulgated thereunder.

     "Company" shall have the meaning set forth in the Recitals hereof.

     "Contract" shall mean any agreement, lease, sublease, license, sublicense, promissory note, evidence of indebtedness, insurance policy, annuity, reinsurance agreement, reinsurance treaty, or other contract or commitment (whether written or oral).

     "Damages" shall mean any and all monetary damages, Liabilities, fines, fees, penalties, interest obligations, deficiencies, losses, and expenses (including without limitation punitive, treble, or other exemplary or extra contractual damages, amounts paid in settlement, interest, court costs, costs of investigation, fees and expenses of attorneys, accountants, actuaries, and other experts, and other expenses of litigation or of any claim, default, or assessment).

     "Disclosure Schedule" shall mean the bound record dated the effective date of this Agreement, furnished by Seller to the Buyer, and containing all lists, descriptions, exceptions, and other information and materials as are required to be included therein pursuant to this Agreement.

     "Employee Benefit Plan" means any (a) non-qualified deferred compensation or retirement plan or arrangement which is an employee pension benefit plan, as defined in ERISA section 3 (2), (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any multi-employer plan, as defined in ERISA section 3 (37)), or (d) employee welfare benefit plan as defined in ERISA section 3 (1), or material fringe benefit plan, or program.

     "Employee Pension Benefit Plan" shall mean each employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, which is or was in existence on or before the Closing Date and to which the Company is or may hereafter become obligated in any manner as an employer.

     "Employee Welfare Benefit Plan" shall mean each employee welfare benefit plan (whether or not insured), as defined in Section 3(1) of ERISA, which is or was in existence on or before the Closing Date and to which the Company is or may hereafter become obligated in any manner as an employer.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended (including without limitation any successor act), and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" shall mean any Person under common control (as defined in Section 414 of the Code) with the Company.

     "Fair Market Value" means, with respect to any investment security as of any given date, the closing price of such investment security on such date on the national securities exchange or over-the-counter market on which it is listed for trading or, if no closing price is available, the average of the closing bid and asked prices thereof on such date, in each case as published in the Northeastern Edition of the WALL STREET JOURNAL.

     "Fleet Loan" has the meaning set forth in SECTION 2.2.

     "GAAP"   shall   mean  generally   accepted   accounting   principles,
consistently applied throughout the specified period and in the immediately prior comparable period.

     "Indemnified Party" shall mean a Person claiming indemnification under
ARTICLE X.

     "Indemnifying Party" shall mean a Person against whom claims of indemnification are being asserted under ARTICLE X.

     "Indemnity   Notice"   shall  have  the  meaning  ascribed  to  it  in
SECTION 10.5(E).

     "IRS" shall mean the United States Internal Revenue Service or any successor agency.

     "Laws" shall mean all laws, statutes, ordinances, regulations, and other pronouncements having the effect of law in the United States of America, or any domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession, court, tribunal, agency, government, department, commission, arbitrator, board, bureau, or instrumentality thereof.

     "Lead America" means Lead American, LLC, a Delaware limited liability company.

     "Liabilities" shall mean all debts, obligations, and other liabilities of a Person (whether absolute, accrued, contingent, fixed, or otherwise, or whether due or to become due).

     "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge, or other encumbrance of any kind, or any conditional sale Contract, title retention Contract, or other Contract to give or to refrain from giving any of the foregoing.

     "Non-Admitted Assets" shall mean any assets of the Company required to be reported as "assets not admitted" on EXHIBIT 13 of any Annual Statement or Quarterly Statement filed by the Company.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA.

     "Person" shall mean any natural person, corporation, general partnership, limited partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, or other entity, enterprise, authority, or business organization.

     "Purchase Price" shall have the meaning ascribed to it in SECTION 2.2.

     "Quarterly Statement" shall mean any quarterly statement of the Company filed with or submitted to the insurance regulatory authority in the State of Ohio on forms prescribed or permitted by such authority.

     "SAP" shall mean the accounting practices required or permitted by the National Association of Insurance Commissioners and the insurance regulatory authority in the State of Ohio consistently applied throughout the specified period and in the immediately prior comparable period.

     "SAP Statements" shall mean the Annual Statements, Quarterly Statements, and other financial statements and presentations of the Company prepared in accordance with SAP and delivered to the Buyer pursuant to either or both of SECTIONS 3.7 and 5.5.

     "Seller" shall have the meaning ascribed to it in the preamble of this Agreement and shall include the Company, unless the context otherwise requires.

     "Seller's Knowledge" means the actual and not imputed or inferred knowledge of the Seller based solely upon (a) the representations and warranties of the Company pursuant to Article 3 of the Acquisition Agreement, (b) facts, matters, circumstances and conditions arising after the Acquisition Date of which the Seller shall have received written notice or which are actually known or have been specifically brought to the attention of the Chairman, Vice Chairman or Secretary and General Counsel of the Seller (the "Subject Officers"), and (c) financial statements of the Company with respect to periods commencing after the Acquisition Date delivered to the Seller; provided that, notwithstanding anything to the contrary contained herein or in any agreement, certificate, instrument or other document executed or delivered in connection with this Agreement, except as set forth in this definition, (x) no knowledge of the Company or its officers, agents, employees, directors or representatives or any person other than the Subject Officers shall be imputed to or deemed to by known by the Seller, and (y) the Seller shall not be deemed to have knowledge of any fact, matter, circumstance or condition existing or arising prior to the Acquisition Date, whether or not continuing after the Acquisition Date.

     "Seller Stockholder Approval" means the approval of the transactions contemplated by this Agreement by holders of sixty-six and two-thirds percent (66-2/3%) of the issued and outstanding shares of the capital stock of the Seller.

     "Shares" shall have the meaning ascribed to it in the preamble of this Agreement.

     "SMC Common Stock" shall have the meaning set forth in SECTION 2.2.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, state insurance guaranty association assessments or other taxes or assessments of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Work Papers" shall mean all summaries, calculations, compilations and similar written documentation derived from the accounts of the Company and used or prepared by accountants in the process of computing Adjusted Capital and Surplus.

                                                        EXHIBIT B

                      FORMULA FOR DETERMINING
              ADJUSTED CAPITAL AND SURPLUS OF COMPANY
                      AS OF THE CLOSING DATE
                    PURSUANT TO SECTION 2.3(B)

     In accordance with SECTION 5.4, the Adjusted Capital and Surplus of the Company on the Closing Date shall be determined as follows (the "Formula"):

     1.  SAP Capital and Surplus as of the month end  prior  to the Closing
Date.

                                                        EXHIBIT C

             FORM OF CERTIFICATE OF OFFICER OF SELLER


     At the Closing, the Seller shall deliver to the Buyer a certificate, dated the Closing Date, executed by an officer of the Seller, to the following effect:

     Pursuant to the provisions of Section 7.3 of that certain Stock Purchase Agreement dated June 4, 1998 (the "Agreement") by and between MC Equities, Inc. (the "Seller") and Standard Management Corporation (the "Buyer"), and relating to the purchase and sale of 1,000 shares of the common capital stock $1.00 par value (the "Stock") of Midwestern National Life Insurance Company of Ohio (the "Company") by the Seller to the Buyer, I, the undersigned [Chairman, Vice Chairman or Secretary and General Counsel] of the Seller do hereby certify to the Buyer as follows:

     1.     That  I am the duly elected [   ] of the Seller,  and  in  that
capacity have the requisite power and authority to execute and deliver this certificate on behalf of the Seller;

     2. That the representations and warranties of the Seller made in connection with the Agreement and contained in Article III thereof and in the Disclosure Schedule attached to the Agreement and the certifications given pursuant to Section 5.5(d) of the Agreement are true and correct as of the date of this certificate as though made by the Seller and the Company on and as of the date, whether or not they were untrue or incorrect prior to such date;

     3. That the Seller has performed and complied or caused the Company to perform or comply, with all agreements, covenants, obligations and conditions required by the Agreement to be so performed or complied with by the Seller and/or the Company at or before the Closing, including those specifically referred to in Articles V and VII of the Agreement; and

     4. That all of the conditions to the obligations of the Buyer to purchase the Stock from the Seller set forth in Article VII of the Agreement have been fulfilled.

                                                        EXHIBIT D

                FORM OF SELLER'S COUNSEL'S OPINION


     At the Closing, Seller shall deliver to Purchaser the opinion of its counsel, Edwards & Angell, LLP, substantially to the following effect:

     1. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into the Agreement and perform its obligations thereunder.

     2. The Company is an insurance company duly licensed as an insurance company under the laws of the State of Ohio, and is duly licensed, qualified or admitted to do business in all jurisdictions listed on Section
3.1 of the Disclosure Schedule, as a foreign insurance company.

     3. The execution and delivery of the Agreement by the Seller and the performance of its obligations thereunder have been duly and validly authorized by all necessary corporate action on the part of the Seller, and the Agreement constitutes the legal, valid and binding obligation of the Seller and is enforceable against the Seller in accordance with its terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other Person before which any such proceeding therefor may be brought.

     4.  The  authorized  capital stock of the Company is as set  forth  in
Section 3.3 of the Agreement; all of such shares are validly issued and outstanding, fully paid and nonassessable, and 1,000 of such shares are owned beneficially and of record by the Seller, free and clear of all Liens, except as may be disclosed in Section 3.3 of the Disclosure Schedule; and there are no securities, obligations, rights, subscriptions, warrants, options, charter or founders insurance policies, phantom stock rights, or Contracts of any kind of the Company which are subject of any rights or options of the nature described in Section 3.3 of the Agreement.

     5. The execution and delivery of the Agreement by the Seller does not, and the performance by the Seller of its obligations under the agreement will not, subject to obtaining the approvals contemplated by Sections 5.1 and 6.1 of the Agreement, (a) violate any term or provisions of any Law of the State of New York or Delaware Corporate Law, or, to such Counsel's Knowledge, any writ, judgment, decree, injunction or similar order applicable to the Seller; (b) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles or certificate of incorporation or Bylaws of the Seller; or (c) to such Counsel's Knowledge, conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any Person any right of termination, cancellation, acceleration, or modification in or with respect to, any Contract to which the Seller is a party or by which any of its Assets or Properties may be bound and as to which any such conflicts, violations, breaches, defaults or rights individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of the Agreement, on the ability of the Seller to perform its obligations under the Agreement, or on the Business or Condition of the Seller.

     6. Any consent, approval, order or authorization of, or any waiting period imposed by any regulatory authority under federal law or state insurance law, including the insurance laws of the State of Ohio, which require the Seller or the Company to obtain any consent, approval, or action of, or make any filing with or give any notice to, any person except those which the failure to obtain, make, or give individually or in the aggregate with any other such failures has or may reasonably be expected to have no material adverse effect on the validity or enforceability of the Agreement, or in the Business or Condition of the Seller or the Company, in connection with the execution and delivery of the Agreement and the performance by the Seller and the Company of their respective obligations under the Agreement has been obtained or, in the case of any such waiting period, has expired.

     7.  To such counsel's actual knowledge, except as disclosed in Section
3.13 of the Disclosure Schedule: (a) there are no actions, suits investigations or proceedings pending or threatened against the Seller or any of its Assets and properties, at law or in equity, in, before, or by any Person that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of the Agreement, on the ability of the Seller to perform its obligations under the Agreement; and (b) there are no writs, judgments, decrees or similar orders of any Person restraining, enjoining or otherwise preventing consummation of the transactions contemplated by the Agreement.

                                                        EXHIBIT F

              FORM OF CERTIFICATE OF OFFICER OF BUYER


     At the Closing, the Buyer shall deliver to the Seller a certificate, dated the Closing Date, executed by the Chief Executive Officer or Chief Financial Officer of the Buyer, to the following effect:

     Pursuant to the provisions of Section 8.3 of that certain Stock Purchase Agreement dated June 4, 1998 (the "Agreement") by and MC Equities, Inc. (the "Seller") and Standard Management Corporation (the "Buyer"), and relating to the purchase and sale of 1,000 shares of the common capital stock $1.00 par value (the "Stock") of Midwestern National Life Insurance Company of Ohio (the "Company") by the Seller to the Buyer, I, the undersigned [Chief Executive Officer/Chief Financial Officer] of the Buyer do hereby certify to the Seller as follows:

     1. That I am the duly elected [Chief Executive Officer/Chief Financial Officer] of the Buyer, and in that capacity have the requisite power and authority to execute and deliver this certificate on behalf of the Buyer;

     2. That the representations and warranties of the Buyer in connection with the Agreement and contained in Article IV thereof and in the Disclosure Schedule attached to the Agreement and the certification given pursuant to Section 6.4(d) of the Agreement are true and correct as of the date of this certificate as though made by the Buyer on and as of the date, whether or not they were untrue or incorrect prior to such date;

     3. That the Buyer has performed and complied with all agreements, covenants, obligations and conditions required by the Agreement to be so performed or complied with by the Buyer at or before the Closing, including those specifically referred to in Articles VI and VIII of the Agreement; and

     4. That all of the conditions to the obligations of Seller to sell the Stock to the Buyer set forth in Article VIII of the Agreement have been fulfilled.

                                                        EXHIBIT G

                 FORM OF BUYER'S COUNSEL'S OPINION


     At the Closing, Buyer shall deliver to Seller the opinion of its counsel, Stephen M. Coons, substantially to the following effect:

     1. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has full corporate power and authority to enter into the Agreement and perform its obligations thereunder.

     2. The execution and delivery of the Agreement by the Buyer and the performance of its obligations thereunder have been duly and validly authorized by all necessary corporate action on the part of the Buyer, and the Agreement constitutes the legal, valid, and binding obligation of the Buyer and is enforceable against the Buyer in accordance with the terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any such proceeding therefor may be brought.

     3. The execution and delivery of the Agreement by the Buyer does not, and the performance by the Buyer of its obligations under the Agreement will not, subject to obtaining the approvals contemplated by Sections 5.1 and 6.1 of the Agreement, (a) violate any term or provisions of any Law or any writ, judgment, decree, injunction or similar order applicable to the Buyer; (b) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles or certificate of incorporation or Bylaws of the Buyer; (c) result in the creation or imposition of any Lien upon the Buyer or any of its Assets and Properties that individually or in the aggregate with any other Liens has or may reasonably be expected to have a material adverse effect on the validity or enforceability of the Agreement or on the ability of the Buyer to perform its obligations thereunder; or (d) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give any Person any right of termination, cancellation, acceleration, or modification in or with respect to, any Contract to which the Buyer is a party or by which any of its Assets or Properties may be bound and as to which any such conflicts, violations, breaches, defaults or rights individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of the Agreement or on the ability of the Buyer to perform its obligations under the Agreement.

     4. Any consent, approval, order or authorization of, or any waiting period imposed by any regulatory authority under federal or state law, including the laws of the State of Ohio and the State of Indiana, which require the Buyer to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person except those which the failure to obtain, make, or give individually or in the aggregate with any other such failures has or may be expected to have no material adverse effect on the validity or enforceability of the Agreement or on the ability of the Buyer to perform its obligations thereunder in connection with the execution and delivery of the Agreement and the performance by the Buyer of its obligations thereunder has been obtained or, in the case of any such waiting period, has expired.

     5.  To such counsel's actual knowledge, except as disclosed in SECTION
4.4 of the Disclosure Schedule: (a) there are no actions, suits investigations or proceedings pending or threatened against the Buyer or any of its Assets and properties, at law or in equity, in, before, or by any Person that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of the Agreement, on the ability of the Buyer to perform its obligations under the Agreement; and (b) there are no writs, judgments, decrees or similar orders of any Person restraining, enjoining or otherwise preventing consummation of the transactions contemplated by the Agreement.